SUBJECT TO COMPLETION, DATED APRIL 12, 2010

Filed Pursuant to Rule 424 (b)(2)
Registration No. 333-156118

Preliminary Pricing Supplement No. EYS-1
(to Product Supplement No. EYS-1 dated April 12, 2010 and
Prospectus and Prospectus Supplement each dated December 15, 2008)

The information in this Preliminary Pricing Supplement is not complete and may be changed. This Preliminary Pricing Supplement is not an offer to sell these securities, and the issuer is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

AKTIEBOLAGET SVENSK EXPORTKREDIT (Publ)
(Swedish Export Credit Corporation)

Reverse Exchangeable Securities with Contingent Downside Protection

$[•] [8-9]% Enhanced Yield Securities linked to the common stock of Apple Inc. due November 10, 2010

$[•] [10-11]% Enhanced Yield Securities linked to the common stock of Baker Hughes Incorporated due November 10, 2010

$[•] [9-10]% Enhanced Yield Securities linked to the common stock of Bank of America Corporation due November 10, 2010

$[•] [10.5-11.5]% Enhanced Yield Securities linked to the common stock of Chesapeake Energy Corporation due November 10, 2010

$[•] [8.5-9.5]% Enhanced Yield Securities linked to the common stock of Freeport-McMoRan Copper & Gold Inc. due November 10, 2010

$[•] [12.5-13.5]% Enhanced Yield Securities linked to the common stock of Las Vegas Sands Corporation due August 10, 2010

$[•] [11-12]% Enhanced Yield Securities linked to the common shares of Research In Motion Limited due November 10, 2010

     The securities are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation) (“SEK” or the “Issuer”), and are Senior Medium-Term Notes of the Issuer, as described in the accompanying prospectus supplement. The securities and your return thereon at maturity are each linked to one, and only one of the Underlying Stocks listed above. You may participate in any or all of the security offerings.

     The securities are not principal-protected. As a result, at maturity, you may receive less than all, and possible none of, your principal investment.

     Each of the securities has a maturity of less than nine months. The securities will mature on the dates listed above.

     As described more fully under “Offering Information” below, at maturity, for each security you hold, you will receive either an amount in cash equal to the principal amount of the security, or, if a knock-in event occurs during the term of the relevant security and the final stock price is less than the initial stock price, a number of shares of the applicable Underlying Stock, as described more fully in the accompanying product supplement.

     We will also pay interest at a fixed rate per annum on the principal amount of each security on the interest payment dates, in each case as specified herein. You will be entitled to receive all accrued and unpaid interest payments on the principal amount of your securities regardless of whether we deliver cash or shares of the Underlying Stock at maturity.

     The securities will be obligations of SEK. No other company or entity will be responsible for payments under the securities. No other entity or company will be responsible for payments under the securities or liable to holders of the securities in the event SEK defaults under the securities. The securities will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof. The securities will not be issued by or guaranteed by Wells Fargo Securities, LLC or any of its affiliates. Neither the Kingdom of Sweden nor Wells Fargo Securities, LLC or any of its affiliates will have any liability to purchasers of the securities in the event SEK defaults on the securities.

     Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 9.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

     The securities are not deposits or savings accounts but are unsecured debt obligations of SEK. The securities are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or by any other governmental agency or instrumentality and are not guaranteed by the FDIC under the Temporary Liquidity Guarantee Program.

     Wells Fargo Securities, LLC expects to deliver the securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York, on May [•], 2010.

Investment Products	Not FDIC insured	May Lose Value	No Bank Guarantee

Wells Fargo Securities

OFFERING INFORMATION

     We will issue the securities under the indenture, as supplemented. The information contained in this section and in the product supplement, prospectus supplement and the prospectus summarizes some of the terms of the securities and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the indenture and the supplemental indentures before making your investment decision. We have filed copies of these documents with the SEC and at the offices of the Trustee. You should also carefully consider the matters set forth under “Selected Risk Considerations” before you decide to invest in the securities.

     For the purposes hereof, the terms “Debt Securities,” “Indexed Security” and “Principal Indexed Security” used in the prospectus, and the terms “Notes” and “Indexed Notes” used in the prospectus supplement, include the securities we are offering in this pricing supplement.

Offerings:	This pricing supplement relates to 7 separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	SEK

Underlying Stock:	The Underlying Stock for each security offering will be the common stock (unless otherwise indicated) of the issuers as set forth in the table below:

	Underlying Stock		Relevant	Ticker
	(for each of the security offerings)	CUSIP No.	Exchange	Symbol
	Apple Inc.	037833100	NASDAQ	AAPL
	Baker Hughes Incorporated	057224107	NYSE	BHI
	Bank of America Corporation	060505104	NYSE	BAC
	Chesapeake Energy Corporation	165167107	NYSE	CHK
	Freeport-McMoRan Copper & Gold Inc.	35671D857	NYSE	FCX
	Las Vegas Sands Corporation	517834107	NYSE	LVS
	Research In Motion Limited (common shares)	760975102	NASDAQ	RIMM

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Apple Inc.		November 10, 2010
	Securities linked to Baker Hughes Incorporated		November 10, 2010
	Securities linked to Bank of America Corporation		November 10, 2010
	Securities linked to Chesapeake Energy Corporation		November 10, 2010
	Securities linked to Freeport-McMoRan Copper & Gold Inc.		November 10, 2010
	Securities linked to Las Vegas Sands Corporation		August 10, 2010
	Securities linked to Research In Motion Limited		November 10, 2010

Valuation Date: (as further	Securities linked to Apple Inc.		November 3, 2010
described in product supplement	Securities linked to Baker Hughes Incorporated		November 3, 2010
no. EYS-1)	Securities linked to Bank of America Corporation		November 3, 2010
	Securities linked to Chesapeake Energy Corporation		November 3, 2010
	Securities linked to Freeport-McMoRan Copper & Gold Inc.		November 3, 2010
	Securities linked to Las Vegas Sands Corporation		August 3, 2010
	Securities linked to Research In Motion Limited		November 3, 2010

Interest:	Securities linked to Apple Inc., expected to be [8.00-9.00]% per annum ([4.34]% for the term of the securities), payable monthly and determined on the trade date).

Securities linked to Baker Hughes Incorporated, expected to be [10.00-11.00]% per annum ([5.37]% for the term of the securities), payable monthly and determined on the trade date).

Securities linked to Bank of America Corporation, expected to be [9.00-10.00]% per annum ([4.86]% for the term of the securities), payable monthly and determined on the trade date).

Securities linked to Chesapeake Energy Corporation, expected to be [10.50-11.50]% per annum ([5.62]% for the term of the securities), payable monthly and determined on the trade date).

Securities linked to Freeport-McMoRan Copper & Gold Inc., expected to be [8.50-9.50]% per annum ([4.60]% for the term of the securities), payable monthly and determined on the trade date).

Securities linked to Las Vegas Sands Corporation, expected to be [12.50-13.50]% per annum ([3.39]% for the term of the securities), payable monthly and determined on the trade date).

Securities linked to Research In Motion Limited, expected to be [11.00-12.00]% per annum ([5.88]% for the term of the securities), payable monthly and determined on the trade date).

(the bracketed interest rates for the term of the securities listed above are calculated on the basis of the midpoint of the expected interest rate indicated in brackets for the relevant security and an expected term of 94 days for the securities linked to Las Vegas Sands Corporation and 184 days for each of the other securities)

Interest Payment Dates:	Securities linked to Apple Inc.	10th of each month, starting June 10, 2010, to
and including the Maturity Date
	Securities linked to Baker Hughes Incorporated	10th of each month, starting June 10, 2010, to
and including the Maturity Date
	Securities linked to Bank of America Corporation	10th of each month, starting June 10, 2010, to
and including the Maturity Date
	Securities linked to Chesapeake Energy Corporation	10th of each month, starting June 10, 2010, to
and including the Maturity Date
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	10th of each month, starting June 10, 2010, to
and including the Maturity Date
	Securities linked to Las Vegas Sands Corporation	10th of each month, starting June 10, 2010, to
and including the Maturity Date
	Securities linked to Research In Motion Limited	10th of each month, starting June 10, 2010, to
and including the Maturity Date

Initial Stock Price:	Securities linked to Apple Inc.		$ [•]
	Securities linked to Baker Hughes Incorporated		$ [•]
	Securities linked to Bank of America Corporation		$ [•]
	Securities linked to Chesapeake Energy Corporation		$ [•]
	Securities linked to Freeport-McMoRan Copper & Gold Inc.		$ [•]
	Securities linked to Las Vegas Sands Corporation		$ [•]
	Securities linked to Research In Motion Limited		$ [•]

Knock-in Price:	Securities linked to Apple Inc.:
$ [•], the price that is 20.00% below the initial stock price.

Securities linked to Baker Hughes Incorporated:
$ [•], the price that is 20.00% below the initial stock price.

Securities linked to Bank of America Corporation:
$ [•], the price that is 20.00% below the initial stock price.

Securities linked to Chesapeake Energy Corporation:
$ [•], the price that is 20.00% below the initial stock price.

Securities linked to Freeport-McMoRan Copper & Gold Inc.:
$ [•], the price that is 25.00% below the initial stock price.

Securities linked to Las Vegas Sands Corporation:
$ [•], the price that is 30.00% below the initial stock price.

Securities linked to Research In Motion Limited:
$ [•], the price that is 20.00% below the initial stock price.

Share Amount:	Securities linked to Apple Inc.	[•]
	Securities linked to Baker Hughes Incorporated	[•]
	Securities linked to Bank of America Corporation	[•]
	Securities linked to Chesapeake Energy Corporation	[•]
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	[•]
	Securities linked to Las Vegas Sands Corporation	[•]
	Securities linked to Research In Motion Limited	[•]

Exchange Listing:	None

Trade Date:	April [•], 2010

Original Issue Date:	May [•], 2010

CUSIP Number:		CUSIP No.
	Securities linked to Apple Inc.	[•]
	Securities linked to Baker Hughes Incorporated	[•]
	Securities linked to Bank of America Corporation	[•]
	Securities linked to Chesapeake Energy Corporation	[•]
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	[•]
	Securities linked to Las Vegas Sands Corporation	[•]
	Securities linked to Research In Motion Limited	[•]

Securities linked to Apple Inc	Per Security	Total
Public Offering Price	$1,000.00	$[•]
Underwriting Discount and Commission(1)	$12.50	$[•]
Proceeds to SEK	$987.50	$[•]

Securities linked to Baker Hughes Incorporated	Per Security	Total
Public Offering Price	$1,000.00	$[•]
Underwriting Discount and Commission(1)	$12.50	$[•]
Proceeds to SEK	$987.50	$[•]

Securities linked to Bank of America Corporation	Per Security	Total
Public Offering Price	$1,000.00	$[•]
Underwriting Discount and Commission(1)	$12.50	$[•]
Proceeds to SEK	$987.50	$[•]

Securities linked to Chesapeake Energy Corporation	Per Security	Total
Public Offering Price	$1,000.00	$[•]
Underwriting Discount and Commission(1)	$12.50	$[•]
Proceeds to SEK	$987.50	$[•]

Securities linked to Freeport-McMoRan Copper & Gold Inc	Per Security	Total
Public Offering Price	$1,000.00	$[•]
Underwriting Discount and Commission(1)	$12.50	$[•]
Proceeds to SEK	$987.50	$[•]

Securities linked to Las Vegas Sands Corporation	Per Security	Total
Public Offering Price	$1,000.00	$[•]
Underwriting Discount and Commission(1)	$9.00	$[•]
Proceeds to SEK	$991.00	$[•]

Securities linked to Research In Motion Limited	Per Security	Total
Public Offering Price	$1,000.00	$[•]
Underwriting Discount and Commission(1)	$12.50	$[•]
Proceeds to SEK	$987.50	$[•]

(1) In addition to the underwriting discount and commission, the public offering price specified above includes structuring and development costs and the estimated cost of hedging our obligations under the securities. If the securities were priced today, the underwriting discount and commission and structuring and development costs would total approximately $22.50 per $1,000.00 principal amount of the securities linked to Apple Inc., $22.50 per $1,000.00 principal amount of the securities linked to Baker Hughes Incorporated, $22.50 per $1,000.00 principal amount of the securities linked to Bank of America Corporation, $22.50 per $1,000.00 principal amount of the securities linked to Chesapeake Energy Corporation, $22.50 per $1,000.00 principal amount of the securities linked to Freeport-McMoRan Copper & Gold Inc., $15.50 per $1,000.00 principal amount of the securities linked to Las Vegas Sands Corporation and $22.50 per $1,000.00 principal amount of the securities linked to Research In Motion Limited. The actual underwriting discount and commission and structuring and development costs for each issuance of securities will be set forth in the final pricing supplement. In no event will the underwriting discount and commission and structuring and development costs exceed $30.00 per $1,000.00 principal amount of the securities linked to Apple Inc., Baker Hughes Incorporated, Bank of America Corporation, Chesapeake Energy Corporation, Freeport-McMoRan Copper & Gold Inc., or Research In Motion Limited or $25.50 per $1,000.00 principal amount of the securities linked to Las Vegas Sands Corporation. See “Supplemental Plan of Distribution” beginning on page PS-36 of the accompanying product supplement no. EYS-1 dated April 12, 2010.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

     You should read this pricing supplement together with the prospectus dated December 15, 2008, as supplemented by the prospectus supplement dated December 15, 2008, relating to our medium-term notes, series E, of which these securities are a part, and the more detailed information contained in product supplement no. EYS-1 dated April 12, 2010. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.

     You should rely only on the information provided or incorporated by reference in this pricing supplement, the product supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information, and we take no responsibility for any other information that others may give you. We and Wells Fargo Securities, LLC are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is current only as of its date.

     If the information in this pricing supplement differs from the information contained in the product supplement, the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement. In particular, each of the securities has a maturity of less than nine months.

     You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. EYS-1 dated April 12, 2010:
  http://sec.gov/Archives/edgar/data/352960/000089109210001450/e38442_424b2.htm

  Prospectus supplement and prospectus dated December 15, 2008:
  http://sec.gov/Archives/edgar/data/352960/000110465908076407/a08-30087_1f3asr.htm

     Our Central Index Key, or CIK, on the SEC Web site is 352960. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to SEK.

Incorporation of information we file with the SEC

     The SEC allows us to incorporate by reference the information we file with them. This means:

  incorporated documents are considered part of this pricing supplement;

  we can disclose important information to you by referring you to those documents;

  information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in the prospectus; and

  information that we file with the SEC that we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

     We incorporate by reference our annual report on Form 20-F for the fiscal year ended December 31, 2009, which we filed with the SEC on March 31, 2010.

     We also incorporate by reference each of the following documents that we may file with the SEC after the date of this pricing supplement but before the end of the securities offering:

  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in the registration statement of which this pricing supplement forms a part; and

  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

SELECTED RISK CONSIDERATIONS

     The following section of this pricing supplement contains information about risks that are particular to the securities. Investors in the securities are also exposed to further risks related to the issuer of the securities, SEK, which are described in SEK’s annual report on Form 20-F for the year ended December 31, 2009, filed with the SEC and incorporated by reference herein. See the information under “Risk Factors” beginning on page 4 of the annual report on Form 20-F.

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of the underwriting discount and commission, and structuring and development costs in the initial public offering price and certain hedging costs are likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

HYPOTHETICAL RETURNS

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Apple Inc.

     The examples are based on the following terms:

  an initial stock price of $239.54;

  a knock-in price of $191.632;

  an interest rate of 8.50%; and

  an investment term of 184 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$119.77	-50.00%	-45.66%	$543.44	-	-
$131.75	-45.00%	-40.66%	$593.44	-	-
$143.72	-40.00%	-35.66%	$643.44	-	-
$155.70	-35.00%	-30.66%	$693.44	-	-
$167.678	-30.00%	-25.66%	$743.44	-	-
$179.66	-25.00%	-20.66%	$793.44	-	-
$191.632(2)	-20.00%	-15.66%	$843.44	-	-
$203.61	-15.00%	-10.66%	$893.44	4.34%	$1,043.44
$215.59	-10.00%	-5.66%	$943.44	4.34%	$1,043.44
$227.56	-5.00%	-0.66%	$993.44	4.34%	$1,043.44
$239.54(3)	0.00%	4.34%	$1,043.44	4.34%	$1,043.44
$251.52	5.00%	4.34%	$1,043.44	4.34%	$1,043.44
$263.49	10.00%	4.34%	$1,043.44	4.34%	$1,043.44
$275.47	15.00%	4.34%	$1,043.44	4.34%	$1,043.44
$287.45	20.00%	4.34%	$1,043.44	4.34%	$1,043.44
$299.43	25.00%	4.34%	$1,043.44	4.34%	$1,043.44
$311.40	30.00%	4.34%	$1,043.44	4.34%	$1,043.44
$323.38	35.00%	4.34%	$1,043.44	4.34%	$1,043.44
$335.36	40.00%	4.34%	$1,043.44	4.34%	$1,043.44
$347.33	45.00%	4.34%	$1,043.44	4.34%	$1,043.44
$359.31	50.00%	4.34%	$1,043.44	4.34%	$1,043.44

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 184-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Apple Inc.*

* Based on an interest rate of 8.50% per annum and a 184-day term.

Securities linked to Baker Hughes Incorporated

     The examples are based on the following terms:

  an initial stock price of $49.92;

  a knock-in price of $39.936;

  an interest rate of 10.50%; and

  an investment term of 184 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$24.96	-50.00%	-44.63%	$553.67	-	-
$27.46	-45.00%	-39.63%	$603.67	-	-
$29.95	-40.00%	-34.63%	$653.67	-	-
$32.45	-35.00%	-29.63%	$703.67	-	-
$34.944	-30.00%	-24.63%	$753.67	-	-
$37.44	-25.00%	-19.63%	$803.67	-	-
$39.936(2)	-20.00%	-14.63%	$853.67	-	-
$42.43	-15.00%	-9.63%	$903.67	5.37%	$1,053.67
$44.93	-10.00%	-4.63%	$953.67	5.37%	$1,053.67
$47.42	-5.00%	0.37%	$1,003.67	5.37%	$1,053.67
$49.92(3)	0.00%	5.37%	$1,053.67	5.37%	$1,053.67
$52.42	5.00%	5.37%	$1,053.67	5.37%	$1,053.67
$54.91	10.00%	5.37%	$1,053.67	5.37%	$1,053.67
$57.41	15.00%	5.37%	$1,053.67	5.37%	$1,053.67
$59.90	20.00%	5.37%	$1,053.67	5.37%	$1,053.67
$62.40	25.00%	5.37%	$1,053.67	5.37%	$1,053.67
$64.90	30.00%	5.37%	$1,053.67	5.37%	$1,053.67
$67.39	35.00%	5.37%	$1,053.67	5.37%	$1,053.67
$69.89	40.00%	5.37%	$1,053.67	5.37%	$1,053.67
$72.38	45.00%	5.37%	$1,053.67	5.37%	$1,053.67
$74.88	50.00%	5.37%	$1,053.67	5.37%	$1,053.67

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 184-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Baker Hughes Incorporated*

* Based on an interest rate of 10.50% per annum and a 184-day term.

Securities linked to Bank of America Corporation

     The examples are based on the following terms:

  an initial stock price of $18.49;

  a knock-in price of $14.792;

  an interest rate of 9.50%; and

  an investment term of 184 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$9.25	-50.00%	-45.14%	$548.56	-	-
$10.17	-45.00%	-40.14%	$598.56	-	-
$11.09	-40.00%	-35.14%	$648.56	-	-
$12.02	-35.00%	-30.14%	$698.56	-	-
$12.943	-30.00%	-25.14%	$748.56	-	-
$13.87	-25.00%	-20.14%	$798.56	-	-
$14.792(2)	-20.00%	-15.14%	$848.56	-	-
$15.72	-15.00%	-10.14%	$898.56	4.86%	$1,048.56
$16.64	-10.00%	-5.14%	$948.56	4.86%	$1,048.56
$17.57	-5.00%	-0.14%	$998.56	4.86%	$1,048.56
$18.49(3)	0.00%	4.86%	$1,048.56	4.86%	$1,048.56
$19.41	5.00%	4.86%	$1,048.56	4.86%	$1,048.56
$20.34	10.00%	4.86%	$1,048.56	4.86%	$1,048.56
$21.26	15.00%	4.86%	$1,048.56	4.86%	$1,048.56
$22.19	20.00%	4.86%	$1,048.56	4.86%	$1,048.56
$23.11	25.00%	4.86%	$1,048.56	4.86%	$1,048.56
$24.04	30.00%	4.86%	$1,048.56	4.86%	$1,048.56
$24.96	35.00%	4.86%	$1,048.56	4.86%	$1,048.56
$25.89	40.00%	4.86%	$1,048.56	4.86%	$1,048.56
$26.81	45.00%	4.86%	$1,048.56	4.86%	$1,048.56
$27.74	50.00%	4.86%	$1,048.56	4.86%	$1,048.56

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 184-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Bank of America Corporation*

* Based on an interest rate of 9.50% per annum and a 184-day term.

Securities linked to Chesapeake Energy Corporation

     The examples are based on the following terms:

  an initial stock price of $24.52;

  a knock-in price of $19.616;

  an interest rate of 11.00%; and

  an investment term of 184 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$12.26	-50.00%	-44.38%	$556.22	-	-
$13.49	-45.00%	-39.38%	$606.22	-	-
$14.71	-40.00%	-34.38%	$656.22	-	-
$15.94	-35.00%	-29.38%	$706.22	-	-
$17.164	-30.00%	-24.38%	$756.22	-	-
$18.39	-25.00%	-19.38%	$806.22	-	-
$19.616(2)	-20.00%	-14.38%	$856.22	-	-
$20.84	-15.00%	-9.38%	$906.22	5.62%	$1,056.22
$22.07	-10.00%	-4.38%	$956.22	5.62%	$1,056.22
$23.29	-5.00%	0.62%	$1,006.22	5.62%	$1,056.22
$24.52(3)	0.00%	5.62%	$1,056.22	5.62%	$1,056.22
$25.75	5.00%	5.62%	$1,056.22	5.62%	$1,056.22
$26.97	10.00%	5.62%	$1,056.22	5.62%	$1,056.22
$28.20	15.00%	5.62%	$1,056.22	5.62%	$1,056.22
$29.42	20.00%	5.62%	$1,056.22	5.62%	$1,056.22
$30.65	25.00%	5.62%	$1,056.22	5.62%	$1,056.22
$31.88	30.00%	5.62%	$1,056.22	5.62%	$1,056.22
$33.10	35.00%	5.62%	$1,056.22	5.62%	$1,056.22
$34.33	40.00%	5.62%	$1,056.22	5.62%	$1,056.22
$35.55	45.00%	5.62%	$1,056.22	5.62%	$1,056.22
$36.78	50.00%	5.62%	$1,056.22	5.62%	$1,056.22

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 184-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Chesapeake Energy Corporation*

* Based on an interest rate of 11.00% per annum and a 184-day term.

Securities linked to Freeport-McMoRan Copper & Gold Inc.

     The examples are based on the following terms:

  an initial stock price of $87.33;

  a knock-in price of $65.498;

  an interest rate of 9.00%; and

  an investment term of 184 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$43.67	-50.00%	-45.40%	$546.00	-	-
$48.03	-45.00%	-40.40%	$596.00	-	-
$52.40	-40.00%	-35.40%	$646.00	-	-
$56.76	-35.00%	-30.40%	$696.00	-	-
$61.131	-30.00%	-25.40%	$746.00	-	-
$65.498(2)	-25.00%	-20.40%	$796.00	-	-
$69.86	-20.00%	-15.40%	$846.00	4.60%	$1,046.00
$74.23	-15.00%	-10.40%	$896.00	4.60%	$1,046.00
$78.60	-10.00%	-5.40%	$946.00	4.60%	$1,046.00
$82.96	-5.00%	-0.40%	$996.00	4.60%	$1,046.00
$87.33(3)	0.00%	4.60%	$1,046.00	4.60%	$1,046.00
$91.70	5.00%	4.60%	$1,046.00	4.60%	$1,046.00
$96.06	10.00%	4.60%	$1,046.00	4.60%	$1,046.00
$100.43	15.00%	4.60%	$1,046.00	4.60%	$1,046.00
$104.80	20.00%	4.60%	$1,046.00	4.60%	$1,046.00
$109.16	25.00%	4.60%	$1,046.00	4.60%	$1,046.00
$113.53	30.00%	4.60%	$1,046.00	4.60%	$1,046.00
$117.90	35.00%	4.60%	$1,046.00	4.60%	$1,046.00
$122.26	40.00%	4.60%	$1,046.00	4.60%	$1,046.00
$126.63	45.00%	4.60%	$1,046.00	4.60%	$1,046.00
$131.00	50.00%	4.60%	$1,046.00	4.60%	$1,046.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 184-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Freeport-McMoRan Copper & Gold Inc.*

* Based on an interest rate of 9.00% per annum and a 184-day term.

Securities linked to Las Vegas Sands Corporation

     The examples are based on the following terms:

  an initial stock price of $23.43;

  a knock-in price of $16.401;

  an interest rate of 13.00%; and

  an investment term of 94 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$11.72	-50.00%	-46.61%	$533.94	-	-
$12.89	-45.00%	-41.61%	$583.94	-	-
$14.06	-40.00%	-36.61%	$633.94	-	-
$15.23	-35.00%	-31.61%	$683.94	-	-
$16.401(2)	-30.00%	-26.61%	$733.94	-	-
$17.57	-25.00%	-21.61%	$783.94	3.39%	$1,033.94
$18.74	-20.00%	-16.61%	$833.94	3.39%	$1,033.94
$19.92	-15.00%	-11.61%	$883.94	3.39%	$1,033.94
$21.09	-10.00%	-6.61%	$933.94	3.39%	$1,033.94
$22.26	-5.00%	-1.61%	$983.94	3.39%	$1,033.94
$23.43(3)	0.00%	3.39%	$1,033.94	3.39%	$1,033.94
$24.60	5.00%	3.39%	$1,033.94	3.39%	$1,033.94
$25.77	10.00%	3.39%	$1,033.94	3.39%	$1,033.94
$26.94	15.00%	3.39%	$1,033.94	3.39%	$1,033.94
$28.12	20.00%	3.39%	$1,033.94	3.39%	$1,033.94
$29.29	25.00%	3.39%	$1,033.94	3.39%	$1,033.94
$30.46	30.00%	3.39%	$1,033.94	3.39%	$1,033.94
$31.63	35.00%	3.39%	$1,033.94	3.39%	$1,033.94
$32.80	40.00%	3.39%	$1,033.94	3.39%	$1,033.94
$33.97	45.00%	3.39%	$1,033.94	3.39%	$1,033.94
$35.15	50.00%	3.39%	$1,033.94	3.39%	$1,033.94

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 94-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Las Vegas Sands Corporation*

* Based on an interest rate of 13% per annum and a 94-day term.

Securities linked to Research In Motion Limited

     The examples are based on the following terms:

  an initial stock price of $70.09;

  a knock-in price of $56.072;

  an interest rate of 11.50%; and

  an investment term of 184 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$35.05	-50.00%	-44.12%	$558.78	-	-
$38.55	-45.00%	-39.12%	$608.78	-	-
$42.05	-40.00%	-34.12%	$658.78	-	-
$45.56	-35.00%	-29.12%	$708.78	-	-
$49.063	-30.00%	-24.12%	$758.78	-	-
$52.57	-25.00%	-19.12%	$808.78	-	-
$56.072(2)	-20.00%	-14.12%	$858.78	-	-
$59.58	-15.00%	-9.12%	$908.78	5.88%	$1,058.78
$63.08	-10.00%	-4.12%	$958.78	5.88%	$1,058.78
$66.59	-5.00%	0.88%	$1,008.78	5.88%	$1,058.78
$70.09(3)	0.00%	5.88%	$1,058.78	5.88%	$1,058.78
$73.59	5.00%	5.88%	$1,058.78	5.88%	$1,058.78
$77.10	10.00%	5.88%	$1,058.78	5.88%	$1,058.78
$80.60	15.00%	5.88%	$1,058.78	5.88%	$1,058.78
$84.11	20.00%	5.88%	$1,058.78	5.88%	$1,058.78
$87.61	25.00%	5.88%	$1,058.78	5.88%	$1,058.78
$91.12	30.00%	5.88%	$1,058.78	5.88%	$1,058.78
$94.62	35.00%	5.88%	$1,058.78	5.88%	$1,058.78
$98.13	40.00%	5.88%	$1,058.78	5.88%	$1,058.78
$101.63	45.00%	5.88%	$1,058.78	5.88%	$1,058.78
$105.14	50.00%	5.88%	$1,058.78	5.88%	$1,058.78

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 184-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Research In Motion Limited*

* Based on an interest rate of 11.50% per annum and a 184-day term.

THE UNDERLYING STOCKS

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Apple Inc. is a California corporation. Apple Inc. and its wholly-owned subsidiaries design, manufacture, and market personal computers, mobile communication devices, and portable digital music and video players and sell a variety of related software, services, peripherals, and networking solutions. Information filed with the SEC by Apple Inc. under the Exchange Act can be located by reference to SEC file number 000-10030.

     According to its publicly available documents, Baker Hughes Incorporated is a Delaware corporation engaged in the oilfield services industry. Baker Hughes Incorporated is a major supplier of wellbore-related products and technology services and systems. Information filed with the SEC by Baker Hughes Incorporated under the Exchange Act can be located by reference to SEC file number 1-9397.

     According to its publicly available documents, Bank of America Corporation is a Delaware corporation, a bank holding company and a financial holding company. Bank of America Corporation provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. Information filed with the SEC by Bank of America Corporation under the Exchange Act can be located by reference to SEC file number 1-06523.

     According to its publicly available documents, Chesapeake Energy Corporation is an Oklahoma corporation. Chesapeake Energy Corporation is a producer of natural gas in the United States. Chesapeake Energy Corporation’s strategy is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., primarily in the “Big 6” natural gas shale plays. Information filed with the SEC by Chesapeake Energy Corporation under the Exchange Act can be located by reference to SEC file number 1-13726.

     According to its publicly available documents, Freeport-McMoRan Copper & Gold Inc. is a Delaware corporation. Freeport-McMoRan Copper & Gold Inc. is a leading international mining company with headquarters in Phoenix, Arizona that is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. Information filed with the SEC by Freeport-McMoRan Copper & Gold Inc. under the Exchange Act can be located by reference to SEC file number 1-9916.

     According to its publicly available documents, Las Vegas Sands Corporation is a Nevada corporation. Las Vegas Sands Corporation owns and operates resort hotel casinos and related properties in Las Vegas, Nevada and the Macau Special Administrative Region of the People’s Republic of China, and is developing integrated resort properties in Pennsylvania and Singapore. Information filed with the SEC by Las Vegas Sands Corporation under the Exchange Act can be located by reference to SEC file number 001-32373.

     According to its publicly available documents, Research In Motion Limited is incorporated under the Business Corporations Act (Ontario) and is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Information filed with the SEC by Research In Motion Limited under the Exchange Act can be located by reference to SEC file number 0-29898.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following tables set forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for Apple Inc., Baker Hughes Incorporated, Bank of America Corporation, Chesapeake Energy Corporation, Freeport-McMoRan Copper & Gold Inc., Las Vegas Sands Corporation and Research In Motion Limited for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, and 2009, the first calendar quarter in 2010 and the period from April 1 through April 8, 2010. In the case of Las Vegas Sands Corporation, the earliest period reflected in the table is that from December 16, 2004, the first date on which its common stock was publicly traded on the NYSE, through December 31, 2004. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Apple Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	14.07	10.59	13.53
4/1/2004	6/30/2004	17.10	12.75	16.27
7/1/2004	9/30/2004	19.64	14.37	19.38
10/1/2004	12/31/2004	34.79	18.83	32.20
1/1/2005	3/31/2005	45.44	31.30	41.67
4/1/2005	6/30/2005	44.44	33.11	36.81
7/1/2005	9/30/2005	54.56	36.29	53.61
10/1/2005	12/31/2005	75.46	47.87	71.89
1/1/2006	3/31/2006	87.05	57.67	62.72
4/1/2006	6/30/2006	73.38	55.41	57.12
7/1/2006	9/30/2006	77.78	50.35	77.03
10/1/2006	12/31/2006	93.15	72.60	84.84
1/1/2007	3/31/2007	97.80	81.90	92.91
4/1/2007	6/30/2007	127.60	89.60	122.04
7/1/2007	9/30/2007	155.00	111.62	153.54
10/1/2007	12/31/2007	202.96	150.64	198.08
1/1/2008	3/31/2008	200.2	115.44	143.50
4/1/2008	6/30/2008	192.24	144.54	167.44
7/1/2008	9/30/2008	180.91	100.61	113.66
10/1/2008	12/31/2008	116.40	79.16	85.35
1/1/2009	3/31/2009	109.90	78.20	105.12
4/1/2009	6/30/2009	146.40	103.90	142.43
7/1/2009	9/30/2009	188.89	134.42	185.37
10/1/2009	12/31/2009	213.94	180.76	210.86
1/1/2010	3/31/2010	237.48	190.26	234.93
4/1/2010	4/8/2010	241.92	232.76	239.94

Baker Hughes Incorporated

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	38.77	31.56	36.48
4/1/2004	6/30/2004	38.87	33.45	37.65
7/1/2004	9/30/2004	44.27	37.12	43.72
10/1/2004	12/31/2004	45.30	39.80	42.67
1/1/2005	3/31/2005	48.36	40.74	44.49
4/1/2005	6/30/2005	52.10	41.81	51.16
7/1/2005	9/30/2005	61.90	50.80	59.68
10/1/2005	12/31/2005	63.13	50.37	60.78
1/1/2006	3/31/2006	78.33	61.15	68.40
4/1/2006	6/30/2006	89.30	66.64	81.85
7/1/2006	9/30/2006	83.95	61.09	68.20
10/1/2006	12/31/2006	78.85	64.92	74.66
1/1/2007	3/31/2007	73.81	62.26	66.13
4/1/2007	6/30/2007	89.95	65.69	84.13
7/1/2007	9/30/2007	92.10	73.65	90.37
10/1/2007	12/31/2007	100.29	76.40	81.10
1/1/2008	3/31/2008	82.13	62.65	68.50
4/1/2008	6/30/2008	90.76	67.48	87.34
7/1/2008	9/30/2008	90.45	56.53	60.54
10/1/2008	12/31/2008	58.94	24.40	32.07
1/1/2009	3/31/2009	38.95	25.69	28.55
4/1/2009	6/30/2009	43.00	27.38	36.44
7/1/2009	9/30/2009	44.61	33.12	42.66
10/1/2009	12/31/2009	48.18	37.66	40.48
1/1/2010	3/31/2010	52.40	41.00	46.84
4/1/2010	4/8/2010	50.04	47.39	48.74

Bank of America Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	41.50	38.81	40.49
4/1/2004	6/30/2004	42.83	38.52	42.31
7/1/2004	9/30/2004	44.99	41.77	43.33
10/1/2004	12/31/2004	47.47	42.94	46.99
1/1/2005	3/31/2005	47.20	43.43	44.10
4/1/2005	6/30/2005	47.42	43.47	45.61
7/1/2005	9/30/2005	46.05	41.14	42.10
10/1/2005	12/31/2005	47.25	41.38	46.15
1/1/2006	3/31/2006	47.20	42.98	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/30/2006	54.00	47.59	53.57
10/1/2006	12/31/2006	55.08	51.32	53.39
1/1/2007	3/31/2007	54.21	48.36	51.02
4/1/2007	6/30/2007	52.20	48.55	48.89
7/1/2007	9/30/2007	52.77	46.52	50.27
10/1/2007	12/31/2007	52.95	40.61	41.26
1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08
1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06
1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	4/8/2010	18.86	17.89	18.65

Chesapeake Energy Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	13.98	11.71	13.40
4/1/2004	6/30/2004	15.05	12.69	14.72
7/1/2004	9/30/2004	16.24	13.69	15.83
10/1/2004	12/31/2004	18.31	15.18	16.50
1/1/2005	3/31/2005	23.64	15.06	21.94
4/1/2005	6/30/2005	23.98	17.85	22.80
7/1/2005	9/30/2005	38.98	22.90	38.25
10/1/2005	12/31/2005	40.01	26.62	31.73
1/1/2006	3/31/2006	35.57	27.80	31.41
4/1/2006	6/30/2006	33.75	26.81	30.25
7/1/2006	9/30/2006	33.76	28.07	28.98
10/1/2006	12/31/2006	34.27	27.92	29.05
1/1/2007	3/31/2007	31.83	27.27	30.88
4/1/2007	6/30/2007	37.75	30.88	34.60
7/1/2007	9/30/2007	37.15	31.38	35.26
10/1/2007	12/31/2007	41.19	35.25	39.20
1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17
1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.07	25.88
1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	4/8/2010	24.70	23.64	24.11

Freeport-McMoRan Copper & Gold Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	40.46	31.63	35.22
4/1/2004	6/30/2004	35.91	25.16	29.87
7/1/2004	9/30/2004	37.96	28.42	36.49
10/1/2004	12/31/2004	38.34	30.62	34.68
1/1/2005	3/31/2005	39.82	31.86	36.37
4/1/2005	6/30/2005	37.02	28.94	34.38
7/1/2005	9/30/2005	45.95	34.09	45.13
10/1/2005	12/31/2005	52.34	40.68	50.43
1/1/2006	3/31/2006	60.92	44.16	56.59
4/1/2006	6/30/2006	68.36	41.46	53.30
7/1/2006	9/30/2006	59.92	45.77	51.96
10/1/2006	12/31/2006	62.14	46.44	55.73
1/1/2007	3/31/2007	67.19	48.98	66.19
4/1/2007	6/30/2007	85.50	65.62	82.82
7/1/2007	9/30/2007	110.48	67.08	104.89
10/1/2007	12/31/2007	120.20	85.71	102.44
1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44
1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29
1/1/2010	3/31/2010	90.55	66.04	83.54
4/1/2010	4/8/2010	88.30	84.28	86.05

Las Vegas Sands Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
12/16/2004*	12/31/2004	53.70	41.75	48.00
1/1/2005	3/31/2005	51.40	41.47	45.00
4/1/2005	6/30/2005	45.32	33.13	35.75
7/1/2005	9/30/2005	40.73	30.97	32.91
10/1/2005	12/31/2005	46.44	29.08	39.47
1/1/2006	3/31/2006	58.02	38.44	56.66
4/1/2006	6/30/2006	78.90	54.68	77.86
7/1/2006	9/30/2006	77.86	57.71	68.35
10/1/2006	12/31/2006	97.25	66.06	89.48
1/1/2007	3/31/2007	109.45	81.01	86.61
4/1/2007	6/30/2007	91.91	71.24	76.39
7/1/2007	9/30/2007	142.75	75.56	133.42
10/1/2007	12/31/2007	148.76	102.50	103.05
1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93
1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94
1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	4/8/2010	24.66	20.70	24.23

* the first date on which the common stock of Las Vegas Sands Corporation was publicly traded on the NYSE.

Research In Motion Limited

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	16.94	11.02	15.55
4/1/2004	6/30/2004	23.08	14.17	22.81
7/1/2004	9/30/2004	25.81	17.42	25.45
10/1/2004	12/31/2004	34.52	24.06	27.47
1/1/2005	3/31/2005	27.88	20.09	25.47
4/1/2005	6/30/2005	28.18	20.63	24.58
7/1/2005	9/30/2005	27.50	22.38	22.80
10/1/2005	12/31/2005	23.14	17.00	22.00
1/1/2006	3/31/2006	30.18	20.97	28.29
4/1/2006	6/30/2006	29.37	20.34	23.26
7/1/2006	9/30/2006	34.83	20.71	34.22
10/1/2006	12/31/2006	47.55	32.92	42.59
1/1/2007	3/31/2007	49.02	39.92	45.50
4/1/2007	6/30/2007	66.86	42.93	66.66
7/1/2007	9/30/2007	100.98	61.55	98.55
10/1/2007	12/31/2007	137.00	95.02	113.40
1/1/2008	3/31/2008	118.35	80.20	112.23
4/1/2008	6/30/2008	148.11	113.01	116.90
7/1/2008	9/30/2008	135.00	60.11	68.30
10/1/2008	12/31/2008	68.23	35.10	40.58
1/1/2009	3/31/2009	60.41	35.05	43.07
4/1/2009	6/30/2009	86.00	42.76	71.05
7/1/2009	9/30/2009	88.07	63.36	67.55
10/1/2009	12/31/2009	71.60	54.31	67.54
1/1/2010	3/31/2010	76.95	60.40	73.95
4/1/2010	4/8/2010	71.11	67.12	69.68

SUPPLEMENTAL INFORMATION REGARDING TAXATION IN THE UNITED STATES

     The amount of the coupon payments that constitute the interest component and the option premium component for U.S. federal income tax purposes (as described in the accompanying product supplement no. EYS-1 under “Certain United States Federal Income Tax Considerations”) are set forth in the table below:

	Interest Component	Premium Component
Securities linked to Apple Inc.	[•]	[•]
Securities linked to Baker Hughes Incorporated	[•]	[•]
Securities linked to Bank of America Corporation	[•]	[•]
Securities linked to Chesapeake Energy Corporation	[•]	[•]
Securities linked to Freeport-McMoRan Copper & Gold Inc.	[•]	[•]
Securities linked to Las Vegas Sands Corporation	[•]	[•]
Securities linked to Research In Motion Limited	[•]	[•]

     You should refer to the product supplement no. EYS-1 related to this offering for additional information relating to U.S. federal income tax and should consult your own tax advisors to determine tax consequences particular to your situation.

SUPPLEMENTAL PLAN OF DISTRIBUTION

     The securities are being purchased by Wells Fargo Securities, LLC (the “agent”) as principal, pursuant to terms agreements dated as of April [•], 2010 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities. See “Supplemental plan of distribution” beginning on page PS-36 of the accompanying product supplement no. EYS-1.

     We will deliver the securities against payment therefor in New York, New York on the Original Issue Date listed on the cover of this Pricing Supplement, a date that is in excess of three business days following the Trade Date (which is also listed on the cover of this Pricing Supplement). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

PRODUCT SUPPLEMENT No. EYS-1 dated April 12, 2010 (to Prospectus Supplement and Prospectus dated December 15, 2008)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-156118

AKTIEBOLAGET SVENSK EXPORTKREDIT (Publ)
(Swedish Export Credit Corporation)

Enhanced Yield Securities
Reverse Exchangeable Securities with
Contingent Downside Protection

     We may offer from time to time a class of Enhanced Yield Securities that are Reverse Exchangeable Securities with Contingent Downside Protection, which we refer to as the “securities”, that pay at maturity either their principal amount in U.S. dollars or, under certain circumstances, shares of common stock or American depositary shares, which we refer to, collectively, as the “Underlying Stock”, of an Underlying Stock Issuer not affiliated with us. The securities are a series of our Medium-Term Notes, Series E, as described in more detail in the accompanying prospectus supplement. This product supplement describes some of the general terms that may apply to the securities and the general manner in which they may be offered, and supplements the terms described in the accompanying prospectus supplement and prospectus. In particular, each of the securities has a maturity of less than nine months. A separate preliminary pricing supplement or final pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such preliminary pricing supplements and final pricing supplements generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement and prospectus, the terms described in the applicable pricing supplement will control. The securities will have the following general terms:

Issuer:	Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation) (“SEK”)
Interest:	Interest will be payable periodically on the dates and at the rate specified in the applicable pricing supplement.
Underlying Stock:	The Underlying Stock will be identified in the applicable pricing supplement. The issuer of the Underlying Stock will have no obligations relating to, and will not sponsor or endorse, the securities.
Payment at Maturity:

On the maturity date, for each security you hold, you will receive a payment equal to the maturity payment amount, plus accrued but unpaid interest in cash.

  The maturity payment amount will be a cash payment equal to the principal amount of your securities, unless:

(a) a knock-in event has occurred; and (b) the final stock price is less than the initial stock price.

If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the maturity payment amount you will receive will be in shares of the Underlying Stock equal to the share amount specified in the applicable terms supplement multiplied by the share multiplier (plus cash for any fractional shares).

  A knock-in event will occur if the market price of the Underlying Stock multiplied by the share multiplier at any time on any trading day, from the first trading day following the trade date to and including the valuation date, is less than or equal to the knock-in price. The knock-in price will be specified in the applicable pricing supplement.

  The initial stock price will equal the closing price per share of the Underlying Stock on the trade date.

  The final stock price will equal the closing price per share of the Underlying Stock on the valuation date multiplied by the share multiplier.

  The valuation date will be the fifth trading day prior to the maturity date.

If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of a cash payment. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0.00.

Listing:	Unless otherwise specified in the applicable pricing supplement, the securities will not be listed or displayed on any securities exchange or any electronic communications network.

     For a detailed description of the terms of the securities, see the applicable pricing supplement as well as “Summary Information” beginning on page PS-4 and “Description of the Securities” beginning on page PS-20.

THE SECURITIES ARE NOT PRINCIPAL PROTECTED. YOU MAY LOSE A SIGNIFICANT AMOUNT, OR EVEN ALL, OR YOUR INVESTMENT IN THE SECURITIES. THE SECURITIES ARE OBLIGATIONS OF SEK AND NOT OF THE KINGDOM OF SWEDEN.

Investing in the securities involves risks. See “Risk Factors” beginning on page PS-10. The securities are subject to certain selling restrictions in offers made outside the United States. See “Selling Restrictions” on page PS-34.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the applicable pricing supplement and this product supplement and with respect to SEK. We have not authorized anyone to give you any additional or different information. The information in the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. (FINRA) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “SEK”, the “Company”, “we”,“us” and “our” refer to Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation) and “agent(s)” refer to any agent(s) for sales of securities identified in the applicable pricing supplement.

     We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY INFORMATION

     This product supplement describes, in general terms only, a specific series of our Medium-Term Notes, Series E, namely Enhanced Yield Securities that are Reverse Exchangeable Securities with Contingent Downside Protection, which we refer to as the “securities”. Prior to the date on which an offering of securities is priced, we will prepare a separate preliminary pricing supplement that will apply specifically to that offering and will include the identity of the Underlying Stock and the Underlying Stock Issuer as well as the other specific terms of the offering. On the trade date, we will prepare a final pricing supplement that, in addition to the identity of the Underlying Stock and Underlying Stock Issuer and other specific terms of the offering, will also include the specific pricing terms for that issuance of the securities. Any pricing supplement should be read together with this product supplement and the accompanying prospectus supplement and prospectus.

What are the securities?

     This product supplement describes one type of Enhanced Yield Securities: our Reverse Exchangeable Securities with Contingent Downside Protection. The Enhanced Yield Securities we describe in this product supplement are securities that pay at maturity either their principal amount in U.S. dollars or, under certain circumstances, a number of shares of common stock or American depositary shares of an underlying company, who we refer to as the “Underlying Stock Issuer”, not affiliated with us. SEK will be the issuer of the securities, and the securities will mature on the maturity date specified in the applicable pricing supplement.

     The return on the securities is linked to the performance of the common stock or, in the case of non-United States issuers, American depositary shares, of the Underlying Stock Issuer specified in the applicable pricing supplement, which we refer to as the “Underlying Stock”, and will depend on whether a knock-in event occurs during the term of the securities and whether the final stock price is less than the initial stock price, each as described below. At maturity, you will receive either an amount in cash equal to the stated principal amount or, if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price, a number of shares of the Underlying Stock, as described below.

     As discussed in the accompanying prospectus supplement and prospectus, the securities are debt securities and are part of a series of debt securities entitled “Medium-Term Notes, Series E” that SEK may issue from time to time. However, each of the securities has a maturity of less than nine months. The securities are “indexed notes”, as described in the accompanying prospectus supplement, and will rank equally with all other unsecured and unsubordinated debt of SEK. For more details, see “Description of the Securities” beginning on page PS-20.

     Each security will have a principal amount of $1,000.00. Each security will be offered at an initial public offering price of $1,000.00. You may transfer only whole securities. SEK will issue the securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.

What are “reverse exchangeable securities”?

     A reverse exchangeable security is a debt security that is exchangeable into the common stock of a company other than the issuer of the debt security; however, the principal amount of the reverse exchangeable security is not protected at maturity. Instead, under certain conditions (if a knock-in event has occurred and the final stock price is less than the initial stock price), the holder is exposed to the depreciation of the Underlying Stock. See “Overview of Reverse Exchangeable Securities” below.

Are the securities principal protected?

     No, the securities do not guarantee any return of principal at maturity. If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of the principal amount in cash at maturity. Under these conditions, the market value of the shares of the Underlying Stock you receive at maturity will be less than the price you paid for the securities, and you will lose some or all of your principal (but you will still receive accrued but unpaid interest). See “Overview of Reverse Exchangeable Securities — Example of Hypothetical Payouts”.

Will I receive interest on the securities?

     The securities will bear interest at a fixed rate per annum on the principal amount of each security on the interest payment dates, in each case as specified in the applicable pricing supplement. You will be entitled to receive all accrued and unpaid interest payments on the principal amount of your securities regardless of whether we deliver cash or shares of the Underlying Stock at maturity.

How is SEK able to offer an interest rate on the securities greater than either the dividend yield on the Underlying Stock or on a conventional principal-protected debt security of SEK?

     SEK is able to offer an interest rate on the securities that is greater than either the dividend yield on the Underlying Stock or on a conventional principal-protected debt security of SEK because the securities are riskier than conventional principal-protected debt securities. As previously described, if a knock-in event has occurred and the final stock price is less than the initial stock price, at maturity you will receive shares of the Underlying Stock that are worth less than the principal amount of the securities. The interest rate on the securities takes into account the contingent risk that you will lose some of your principal (which will occur if there has been a knock-in event and the final stick price is less than the initial stock price). In general, with respect to the securities we offer under this product supplement, if the Underlying Stock is or is expected to be more volatile, then the securities will either have a higher interest rate and have a knock-in price set at such a level that a knock-in event is more likely or will have a lower interest rate but will have a knock-in price set at such a level that a knock-in event is less likely.

What will I receive upon maturity of the securities?

     On the maturity date, for each security you hold, you will receive a payment equal to the maturity payment amount, plus accrued but unpaid interest in cash. Each of the securities has a maturity of less than nine months.

The “maturity payment amount” you will receive will be an amount in cash equal to the principal amount per security, unless:

(a)	a knock-in event has occurred; and

(b)	the final stock price is less than the initial stock price.

If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the maturity payment amount you will receive will be a number of shares of the Underlying Stock equal to the share amount multiplied by the share multiplier.

     The “share amount” is the number of shares of the Underlying Stock equal to the principal amount on the trade date. The share amount will be specified in the applicable pricing supplement, and will be determined as follows:

principal amount per security
initial stock price

     If the number of shares to be delivered per security at maturity results in fractional shares, rather than delivering fractional shares at maturity, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

     If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of the value of your principal and receive shares of the Underlying Stock instead of the principal amount in cash at maturity. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0.00 (but you will still receive accrued but unpaid interest in cash).

     The initial stock price will be the closing price per share of the Underlying Stock on the trade date and will be specified in the applicable pricing supplement.

     The final stock price will be determined by the calculation agent and will equal the closing price per share of the Underlying Stock multiplied by the share multiplier, each as of the valuation date.

     The share multiplier will be 1.0, subject to adjustment for certain corporate events relating to the Underlying Stock Issuer described in this product supplement under “Description of the Securities — Antidilution Adjustments”.

     A knock-in event will occur if, as determined by the calculation agent, the market price of the Underlying Stock multiplied by the share multiplier has fallen to or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the trade date to and including the valuation date.

     The knock-in price will be a price that is below the initial stock price and will be specified in the applicable pricing supplement.

     The closing price for one share of the Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the Underlying Stock (or any such other security) is listed or admitted to trading, or if the Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by FINRA, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

     If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market or the OTC Bulletin Board on such day.

     If the last reported sale price for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wells Fargo Securities, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board” will include any successor service thereto.

     The market price is, on any trading day and at any time during the regular business hours of the relevant exchange, the latest reported sale price of the Underlying Stock (or any other security for which a market price must be determined) on that relevant exchange at that time, as determined by the calculation agent.

     The valuation date means the fifth trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. In no event, however, will the valuation date be later than the eighth business day after the valuation date as originally scheduled. If the valuation date is postponed to the last possible day but a market disruption event occurs or is continuing on that day, that day will nevertheless be the valuation date. If the calculation agent determines that the final stock price is not available on the valuation date, as so postponed, either because of a market disruption event or for any other reason, the calculation agent will nevertheless determine the final stock price and thus the maturity payment amount, based on its assessment, made in its sole discretion, of the value of the Underlying Stock on the valuation date, as so postponed. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days. The maturity date will always be both a business day and a day on which banking institutions in Stockholm, Sweden generally are not authorized or obligated by law, regulation or executive order to close (a Stockholm business day). In the event the maturity date would otherwise be a date that is not both a business day and a Stockholm business day, the maturity date will be postponed to the next succeeding date that is both a business day and Stockholm business day and no additional interest shall accrue or be payable as a result of such postponement.

     A trading day means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (NYSE), the American Stock Exchange, the Nasdaq Global Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

     A business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

     The relevant exchange is the primary U.S. securities organized exchange or market of trading for the Underlying Stock. If a reorganization event has occurred, the relevant exchange will be the stock exchange or securities market on which the distribution property (as defined below under “Description of the Securities — Antidilution Adjustments — Adjustments for Reorganization Events” on page PS-28) that is a listed equity security is principally traded, as determined by the calculation agent.

     If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and you will receive shares of the Underlying Stock worth less than the principal amount of your securities instead of a cash payment (but you will still receive accrued but unpaid interest in cash).

Who should or should not consider an investment in the securities?

     We have designed the securities for investors who are willing to make an investment that is contingently exposed to the full downside performance risk of the Underlying Stock and the potential loss of some or all of the value of their principal, who do not expect to participate in any appreciation in the price of the Underlying Stock and who are willing to receive shares of the Underlying Stock as the return on their investment if a knock-in event occurs during the terms of the securities and the final stock price is less than the initial stock price. In exchange for the potential downside exposure to the Underlying Stock described in the preceding sentence, investors in the securities will receive monthly interest payments at a rate specified in the applicable pricing supplement.

     The securities are not designed for, and may not be a suitable investment for, investors who are unwilling to make an investment that is exposed to the full downside performance risk of the Underlying Stock. The securities are also not designed for, and may not be a suitable investment for, investors who seek the full upside appreciation in the market price of the Underlying Stock. The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings, or who are unable or unwilling to hold the securities to maturity.

What will I receive if I sell the securities prior to maturity?

     The market value of the securities may fluctuate during the term of the securities. Several factors and their interrelationship will influence the market value of the securities, including the market price of the Underlying Stock, dividend yields on the Underlying Stock, the time remaining to maturity of the securities, interest and yield rates in the market and the volatility of the market price of the Underlying Stock. If you sell your securities prior to maturity, you may have to sell them at a discount to the principal amount of the securities. Depending on the impact of these factors, you may receive less than the principal amount in any sale of your securities before the maturity date of the securities and less than what you would have received had you held the securities until maturity. For more details, see “Risk Factors — Many factors affect the market value of the securities”.

Who is the Underlying Stock Issuer?

     You should independently investigate the Underlying Stock Issuer specified in the applicable pricing supplement and decide whether an investment in the securities linked to the Underlying Stock is appropriate for you. The applicable pricing supplement will also specify the country in which the Underlying Stock Issuer is organized if it is not organized in the United States and may inform you of additional risks that you should consider when making an investment linked to Underlying Stock issued by an entity organized in the specified country.

     Companies with securities registered under the Securities Exchange Act of 1934, as amended (the Exchange Act), are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the SEC). Information provided to or filed with the SEC can be inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s website. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by the Underlying Stock Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the applicable pricing supplement. In addition, information regarding the Underlying Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

What is the Underlying Stock Issuer’s role in the securities?

     The Underlying Stock Issuer has no obligations relating to the securities or amounts to be paid to you, including no obligation to take the needs of SEK or of holders of the securities into consideration for any reason. The Underlying Stock Issuer will not receive any of the proceeds of any offering of the securities, is not responsible for, and has not participated and will not participate in, the offering of the securities and is not responsible for, and will not participate in, the determination or calculation of the maturity payment amount. SEK will not be not affiliated with the Underlying Stock Issuer.

How has the Underlying Stock performed historically?

     The applicable pricing supplement will contain a table with the high, low and closing prices per share of the Underlying Stock for a specified time period. This table will appear in a section of the applicable pricing supplement entitled “The Underlying Stock — Historical Data”. We will obtain historical trading price information from a commercial provider of such information, and we will not independently verify that price information. The commercial provider will be specified in the applicable pricing supplement. You should not take the past performance of the Underlying Stock as an indication of how the Underlying Stock will perform in the future.

What are the United States federal income tax consequences of investing in the securities?

     For U.S. federal income tax purposes, the Issuer intends to treat the securities as a grant by you to the Issuer of a put option on the Underlying Stock in exchange for periodic payments of option premiums. In addition, the Issuer intends to treat the amounts invested by you as an interest bearing cash deposit that at maturity of the securities either will be used to satisfy your purchase obligation if the put option is exercised or will be returned to you. By purchasing the securities you will be deemed to have agreed to the above-described treatment. Under this treatment, you generally will be required to include the interest payment as interest income at the time that such interest is accrued or received in accordance with your method of accounting, but generally you will not be required to include any amounts treated as option premium payment under this treatment in income until sale or other taxable disposition of the securities or retirement of the securities for cash.

     Under this treatment, upon the retirement for cash, sale or other taxable disposition of the securities, you will generally have short-term capital gain or loss equal to (x) the cash you receive upon the retirement, sale or other disposition, plus (y) the amount of the option premium actually received as part of the coupons, minus (z) your purchase price of the securities. You should not expect to recognize any gain or loss on the receipt of the Underlying Stock on retirement of the securities, and your tax basis in the Underlying Stock generally will equal your purchase price for the securities less the amount of the entire option premium.

     Due to the absence of authority as to the proper characterization of the securities, no assurance can be given that the Internal Revenue Service will accept, or that a court will uphold, the Issuer’s characterization and tax treatment described above, and alternative treatments of the securities could result in less favorable U.S. federal income tax consequences to you. You should refer to the section “Certain United States Federal Income Tax Considerations” beginning on page PS-32 for more information.

     If you are a holder of the securities that is not a U.S. person, payments made with respect to the securities should not be subject to U.S. withholding tax, provided that you comply with applicable certification requirements. If you are a holder of the securities that is not a U.S. person, any capital gain realized upon the maturity, sale or other disposition of the securities (including capital gain arising from the option premium) will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with your U.S. trade or business and (ii) if you are an individual, you are not present in the United States for 183 days or more in the taxable year of the retirement for cash, sale or other disposition and the gain is not attributable to a fixed place of business maintained by you in the United States.

     You should refer to the section “Certain United States Federal Income Tax Considerations” beginning on page PS-32 for additional information relating to U.S. federal income tax and should consult your own tax advisors to determine tax consequences particular to your situation.

Will the securities be listed on a stock exchange?

     Unless otherwise specified in the applicable pricing supplement, the securities will not be listed or displayed on any securities exchange or any electronic communications network. Even if the securities are listed on an securities exchange or an electronic communications network, there can be no assurance that a liquid trading market will develop for the securities. Accordingly, if you sell your securities prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors — There may not be an active trading market for the securities” in this product supplement.

Are there any risks associated with my investment?

     Yes, an investment in the securities is subject to significant risks, including the risk of loss of some or all of your principal. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page PS-10.

RISK FACTORS

     An investment in the securities is subject to the risks described below, as well as the risks described under “Risks Associated With Foreign Currency Notes and Indexed Notes” in the accompanying prospectus supplement and any additional risk factors identified in the applicable pricing supplement. The securities are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of the common stock or the American depositary shares of the Underlying Stock Issuer specified in the applicable pricing supplement, there is no guaranteed return of principal at maturity. Also, an investment in the securities is not equivalent to investing directly in the Underlying Stock to which the securities are linked. Investors in the securities are also exposed to further risks related to the issuer of the securities, SEK, which are described in SEK’s annual report on Form 20-F for the year ended December 31, 2009, filed with the SEC and incorporated by reference herein. See the information under “Risk Factors” beginning on page 4 of the annual report on Form 20-F. This section (and the “Risk Factors” section of the annual report on Form 20-F) describe the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

Your investment may result in a loss of some or all of your principal

     Unlike standard senior non-callable debt securities, the securities do not guarantee the return of the principal amount at maturity. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be in shares of the Underlying Stock equal to the share amount multiplied by the share multiplier. Accordingly, if a knock-in event has occurred during the term of the securities (i.e., the market price of the Underlying Stock has declined to or below the knock-in price during the term of the securities) and the final stock price is less than the initial stock price you will lose some or all of the value of the principal amount of your securities, and you will receive shares of the Underlying Stock, which may be worth $0.00, instead of a cash payment.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The yield that you will receive on your securities, which could be negative if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price, may be less than the return you could earn on other investments. Your maturity payment amount in cash will not be greater than the aggregate principal amount of your securities. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of SEK with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Owning the securities is not the same as owning the Underlying Stock

     Your return will not reflect the return you would realize if you actually owned and held the Underlying Stock for a similar period because the maturity payment amount per security will never exceed the principal amount of your securities and will be determined without taking into consideration the value of any dividends that may be paid on the Underlying Stock. The securities represent senior unsecured obligations of ours and do not represent or convey any rights of ownership in the Underlying Stock, other than the right to receive a payment at maturity in shares of the Underlying Stock if a knock-in event has occurred and the final stock price is less than the initial stock price. In addition, you will not receive any dividend payments or other distributions on the Underlying Stock and, as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stock may have. If the return on the Underlying Stock over the term of the securities exceeds the principal amount of the securities and the interest payments you receive, your return on the securities at maturity will be less than the return on a direct investment in the Underlying Stock without taking into account taxes and other costs related to such a direct investment. If the market price of the Underlying Stock increases above the initial stock price during the term of the securities, the market value of the securities will not increase by the same amount. It is also possible for the market price of the Underlying Stock to increase while the market value of the securities declines.

There may not be an active trading market for the securities

     Unless otherwise specified in the applicable pricing supplement, the securities will not be listed or displayed on any securities exchange or any electronic communications network. Even if the securities are listed on an securities exchange or an electronic communications network, there can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the increase, if any, in the market price of the Underlying Stock. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs, including but not limited to commissions and dealer discounts, in any secondary market could be high. As a result, the difference between bid and asked prices for the securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the public offering price, and, as a result, you may suffer substantial losses.

     Wells Fargo Securities, LLC and its broker-dealer affiliates currently intend to make a market for the securities, although they are not required to do so and may stop any such market-making activities at any time. As market makers, trading of the securities may cause Wells Fargo Securities, LLC or its broker-dealer affiliates to have long or short positions in the securities. The supply and demand for the securities, including inventory positions of market makers, may affect the secondary market for the securities.

Many factors affect the market value of the securities

     The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may compound the decrease in the market value of the securities caused by another factor. We expect that the market value of the securities will depend substantially on the market price of the Underlying Stock at any time during the term of the securities relative to the initial stock price.

     If you choose to sell your securities when the market price of the Underlying Stock exceeds or is equal to the initial stock price, you may receive substantially less than the amount that would be payable at maturity based on this market price because of the expectation that the market price of the Underlying Stock will continue to fluctuate until the final stock price is determined and the risk that a knock-in event may occur. In addition, we believe that other factors that may influence the value of the securities include:

  whether a knock-in event has already occurred or the likelihood of a knock-in event occurring prior to the maturity date;

  the volatility (frequency and magnitude of changes in market price) of the Underlying Stock and in particular market expectations regarding the volatility of the Underlying Stock;

  interest rates generally as well as changes in interest rates and the yield curve;

  the dividend yield on the Underlying Stock;

  the time remaining to maturity of the securities;

  our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market;

  the occurrence of certain events affecting the Underlying Stock Issuer that may or may not require an adjustment to the share multiplier; and

  geopolitical conditions and economic, financial, political, regulatory or judicial events, as well as other conditions, that affect stock markets generally and that may affect the Underlying Stock Issuer and the market price of the Underlying Stock.

Historical performance of the Underlying Stock should not be taken as an indication of its future performance during the term of the securities

     You cannot predict the future performance of Underlying Stock based on its historical performance. The Underlying Stock has performed differently in the past and is expected to perform differently in the future. The market price of the Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Underlying Stock Issuer. You should refer to the applicable pricing supplement for a description of the Underlying Stock Issuer and historical data on the Underlying Stock. The market price of the Underlying Stock may decrease to or below the knock-in price and remain below the initial stock price until maturity so that you will receive at maturity shares of Underlying Stock worth less than the principal amount of the securities. We cannot guarantee that the market price of the Underlying Stock will stay above the knock-in price over the life of the securities or that, if the market price of the Underlying Stock has decreased to or below the knock-in price, the market price of the Underlying Stock will recover and be at or above the initial stock price on the valuation date so that you will receive at maturity an amount at least equal to the principal amount of the securities.

We and our affiliates expect to have no affiliation with any Underlying Stock Issuer and are not responsible for its public disclosure of information

     We do not expect any Underlying Stock Issuer to be an affiliate of ours. We do not expect any Underlying Stock Issuer to be involved with any offering of the securities in any way. Consequently, we do not expect to have any ability to control the actions of any Underlying Stock Issuer, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity on the securities. No Underlying Stock Issuer will have an obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. We do not expect to have any ability to control the public disclosure of these corporate actions or any events or circumstances affecting them.

     Each security will be an unsecured debt obligation of SEK only and will not be an obligation of any Underlying Stock Issuer. None of the money you pay for the securities will go to any Underlying Stock Issuer. Since the Underlying Stock Issuer is not involved in the offering of the securities in any way, it has no obligation to consider your interest as an owner of securities in taking any actions that might affect the value of your securities. An Underlying Stock Issuer may take actions that will adversely affect the market value of the securities linked to that issuer’s Underlying Stock.

The securities will be obligations of SEK. No other company or entity will be responsible for payments under the securities.

     The securities will be issued by SEK. The securities will not be guaranteed by any other company or entity. No other entity or company will be responsible for payments under the securities or liable to holders of the securities in the event SEK defaults under the securities. SEK’s credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, actual or anticipated declines in our credit ratings may affect the value of the securities. The securities will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof. The securities will not be issued by or guaranteed by Wells Fargo Securities, LLC or any of its affiliates. Neither the Kingdom of Sweden nor Wells Fargo Securities, LLC or any of its affiliates will have any liability to purchasers of the securities in the event SEK defaults on the securities.

The securities may become exchangeable into the common stock of a company other than the Underlying Stock Issuer

     Following certain corporate events relating to the Underlying Stock, such as a stock-for-stock merger where the Underlying Stock Issuer is not the surviving entity, you will receive at maturity cash or in shares of the common stock of a successor corporation to the Underlying Stock Issuer based on the closing price of such successor’s common stock. We describe the specific corporate events that can lead to these adjustments in the section of this prospectus called “Description of the Securities — Antidilution Adjustments”. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the securities.

You have limited antidilution protection

     Wells Fargo Securities, LLC, as calculation agent for your securities, will, in its sole discretion, adjust the share multiplier and, thus, the market price used to determine whether or not the knock-in price has been reached and, if applicable, the number of shares of Underlying Stock deliverable at maturity for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that could affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the share multiplier if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. If an event occurs that does not require the calculation agent to adjust the amount of Underlying Stock payable at maturity, the market price of the securities may be materially and adversely affected. You should refer to “Description of the Securities — Antidilution Adjustments” beginning on page PS-25 for a description of the general circumstances in which the calculation agent will make adjustments to the share multiplier.

Hedging transactions may affect the return on the securities

     As described below under “Use of Proceeds and Hedging”, we through one or more of our hedging counterparties may hedge our obligations under the securities by purchasing the Underlying Stock, futures or options on the Underlying Stock or other derivative instruments with returns linked or related to changes in the market price of the Underlying Stock, and our hedging counterparties may adjust these hedges by, among other things, purchasing or selling the Underlying Stock, futures, options or other derivative instruments with returns linked to the Underlying Stock at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Underlying Stock and, therefore, the market value of the securities. It is possible that our hedging counterparties could receive substantial returns from these hedging activities while the market value of the securities declines.

The inclusion of the underwriting discount and commission and the structuring and development costs in the initial public offering price of the securities and certain hedging costs are likely to adversely affect secondary market prices for the securities

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wells Fargo Securities, LLC is willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price set forth in the applicable pricing supplement. The initial public offering price will include, and secondary market prices are likely to exclude the underwriting discount and commission paid in connection with the initial distribution and the structuring and development costs. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. We expect such costs will include the projected profit that our hedge counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Wells Fargo Securities, LLC, as a result of dealer discounts, mark-ups or other transactions.

The calculation agent may postpone the valuation date and, therefore, the determination of the final stock price and the maturity date if a market disruption event occurs on the valuation date

     The valuation date and, therefore, the determination of the final stock price may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date. If a postponement occurs, the calculation agent will use the closing price per share of the Underlying Stock on the next succeeding trading day on which no market disruption event occurs or is continuing (in no event, however, will the valuation date be later than the eighth business day after the valuation date as originally scheduled). As a result, the maturity date for the securities would also be postponed. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the market price of the Underlying Stock resulting from the postponement of the valuation date. See the definition of “valuation date” below and “Description of the Securities — Market Disruption Event” beginning on page PS-23.

Potential conflicts of interest could arise

     Wells Fargo Securities, LLC and its affiliates expect to engage in trading activities related to the Underlying Stock, including hedging transactions for their proprietary account, for other accounts under their management or to facilitate transactions on behalf of customers. Any of these activities could adversely affect the value of the Underlying Stock and, therefore, the market value of the securities and payment at maturity. Wells Fargo Securities, LLC may also issue or underwrite securities or financial or derivative instruments with returns linked to changes in the value of the Underlying Stock. These trading activities may present a conflict between your interest in your securities and the interests that Wells Fargo Securities, LLC and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the market price of the Underlying Stock, could be adverse to your interests as a holder of the securities.

     Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business with us or the Underlying Stock Issuer. This business may include extending loans to, or making equity investments in, the Underlying Stock Issuer or providing advisory services to the Underlying Stock Issuer, including merger and acquisition advisory services. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to the Underlying Stock Issuer and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about the Underlying Stock Issuer. We do not make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuer. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuer as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

The U.S. federal income tax consequences of the securities are uncertain

     No statutory, administrative or judicial authority directly addresses the characterization of the securities for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service with respect to the securities. As a result, no assurance can be given that the Internal Revenue Service or a court will agree with the tax consequences described under “Certain United States Federal Income Tax Considerations” beginning on page PS-32. It is also possible that future United States legislation, regulations or other Internal Revenue Service guidance would require you to treat all or a portion of the gain you may recognize upon sale or maturity as ordinary income taxable at ordinary income rates (as opposed to capital gains rates) or to treat the securities in another manner that significantly differs from the agreed-to treatment discussed under “Certain United States Federal Income Tax Considerations”, and that any such guidance could have retroactive effect.

     You should refer to the section “Certain United States Federal Income Tax Considerations” beginning on page PS-32 for additional information relating to U.S. federal income tax and should consult your own tax advisors to determine tax consequences particular to your situation.

Special Risks When the Underlying Stock is American Depositary Shares

     Certain additional risks apply to investments in the securities for which the Underlying Stock is comprised of American depositary shares of non-U.S. companies, as described below.

There are important differences between the rights of holders of ADSs and the rights of holders of the shares of stock that the ADSs represent

     If your security is linked to the value of American depositary shares (ADSs), and not to the underlying common shares (or the equity equivalent of common shares in the relevant country) of the Underlying Stock Issuer, you should be aware of the differences between ADSs and the underlying shares. ADSs are securities that represent a specified number of underlying shares of a non-U.S. company. The rights and responsibilities of the Underlying Stock Issuer and the ADS holders may be different from the rights of holders of the shares underlying the ADSs, and the Underlying Stock Issuer may have different responsibilities to such shareholders from those it has to the holders of its ADSs. For example, an issuer of ADSs may make distributions in respect of its underlying shares that are not passed on to holders of its ADSs or are passed to holders of its ADSs at a later time. In addition, the calculation agent will not be required to make anti-dilution adjustments for every corporate event that may affect the shares of stock that the ADSs represent.

ADSs may trade differently from the shares of stock that the ADSs represent

     ADSs represent the underlying shares of non-U.S. companies. These underlying shares are not quoted and traded in U.S. dollars. You should be aware that an investment in securities linked to the value of ADSs involves particular risks. For example, fluctuations in the exchange rate between the currency of the Underlying Stock Issuer’s country of organization and the U.S. dollar may affect the U.S. dollar equivalent of the foreign currency price of the underlying shares of the ADS issuer and may, in turn, affect the U.S. dollar market price of the ADSs and may correspondingly affect the market value of your security.

     The exchange rate between the currency in which the shares underlying the ADSs are issued (usually the Underlying Stock Issuer’s home currency), on the one hand, and the U.S. dollar, on the other hand, may fluctuate over time due to the interaction of many factors directly or indirectly affecting economic and political conditions in the Underlying Stock Issuer’s country of organization and the United States, including economic and political developments in other countries.

     In addition, the shares underlying an ADS are frequently subject to restrictions on foreign ownership in the local securities market which may, due to an excess in demand in foreign ownership for the underlying shares relative to the supply of underlying shares made available for foreign ownership in the form of ADSs or other instruments, cause the ADSs to trade at a premium (i.e., a higher price per underlying share represented by the ADS) to the related underlying shares in the local securities market. This premium, if any, may be reduced or eliminated depending upon changes in supply and demand due to general market forces or in a reduction in or elimination of the restrictions on foreign ownership of the underlying shares in the local securities market.

     While the ADSs of ADS issuers are listed and traded in the United States, the shares of stock of those companies are quoted and traded on foreign securities markets, which may have less liquidity and greater volatility than U.S. markets and market developments may affect foreign markets differently from U.S. or other securities markets. Also, there may be less publicly available information about foreign companies, including those that file periodic reports with the SEC, than about those U.S. companies that are subject to the reporting requirements of the SEC. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

OVERVIEW OF REVERSE EXCHANGEABLE SECURITIES

     We have provided the following information to help you understand the securities more fully. This section discusses the characteristics of “reverse exchangeable securities” we are offering, and provides payout scenarios and other information to help you understand how the securities work and how they differ from more conventional debt securities.

     The payout structure of the securities is part of a general class of securities referred to as “reverse exchangeable securities”.

What are “reverse exchangeable securities”?

     The term “reverse exchangeable securities” refers generally to a particular type of security that is:

  income bearing

  non-principal protected (i.e. principal investment is at risk)

  exchangeable into the common stock of an issuer other than the issuer of the debt security (the “underlying stock”) in the event of a decline in the performance of that underlying common stock.

     Reverse exchangeable securities are also sometimes referred to as “reverse convertible securities”.

What is the difference between a reverse exchangeable security and a conventional exchangeable bond?

     For a conventional (not a “reverse”) convertible or exchangeable bond, the principal amount is typically protected at maturity, and the holder has the option to convert or exchange the bond for the underlying stock, such that the investor participates in the appreciation of the underlying stock. In simplified terms, a convertible or exchangeable bond is economically equivalent to a debt security, or bond, plus a long call option on the underlying stock (i.e., the investor is the “purchaser” of the call option and has the right to purchase, or “call”, the underlying stock).

     A reverse exchangeable security can be thought of as the inverse of an exchangeable bond. That is, as with an exchangeable bond, a reverse exchangeable security is a debt security that is exchangeable into the common stock of an issuer other than the issuer of the debt security. However, the principal amount of the reverse exchangeable security is not protected at maturity. Instead of the holder participating in the appreciation of the underlying stock, the holder is exposed to the depreciation of the underlying stock. In simplified terms, a reverse exchangeable security is economically equivalent to a debt security, or bond, plus a short put option on the underlying stock (i.e., the investor is the “seller” of the put option and can be forced to accept the common stock in lieu of payment on the debt security).

Why is the interest rate payable on a reverse exchangeable security higher than on a conventional bond issued by the same issuer?

     As discussed above, a reverse exchangeable security is economically equivalent to a bond plus a short put option on the underlying stock. Consistent with this, the coupon payable on a reverse exchangeable security is economically equivalent to the interest rate payable on the hypothetical bond plus the premium payable in respect of the hypothetical short put option. Because of the premium portion of the interest rate, the interest rate on a reverse exchangeable security is greater than the interest rate payable on a conventional bond of the issuer. Frequently, the interest rate payable on a reverse exchangeable security can be comparable to, or may even exceed, the interest rates payable on certain high-yield bonds.

     A higher interest rate reflects the potential risk of loss of principal. In the case of a high-yield bond, the interest rate is derived from the credit risk of the issuer. In the case of a reverse exchangeable security, the interest rate is derived from the risk of a decrease in the trading price of the underlying stock. In general, with respect to the securities we offer under this product supplement, if the Underlying Stock is or is expected to be more volatile, then the securities will either have a higher interest rate and have a knock-in price set at such a level that a knock-in event is more likely or will have a lower interest rate but will have a knock-in price set at such a level that a knock-in event is less likely.

What is a “knock-in” reverse exchangeable security?

     A “knock-in” reverse exchangeable security is a particular type of reverse exchangeable security. Unlike a conventional reverse exchangeable security which provides exposure to the depreciation of the underlying stock at maturity under all circumstances, a knock-in reverse exchangeable security provides exposure to the depreciation of the underlying stock only if certain conditions are met, i.e., only if a “knock-in” event has occurred and the final stock price is less than the initial stock price. Only in these circumstances is the embedded put option exercised, and at maturity investors receive the underlying stock, which will be worth less than the principal amount of the securities. Because the risk of loss of principal is contingent in a knock-in reverse exchangeable security but is not contingent in a conventional reverse exchangeable security, for the same underlying stock and the same investment term, the interest rate payable on a knock-in reverse exchangeable security is lower than on a conventional reverse exchangeable security.

     The securities that are covered by this product supplement are knock-in reverse exchangeable securities.

What are the payout scenarios for the securities?

     The following flow chart demonstrates the basic payout scenarios for the securities:

Examples of Hypothetical Payouts

     Set forth below are four hypothetical examples of the calculation of the payment at maturity for a hypothetical issuance of the particular type of reverse exchangeable securities this product supplement describes. Interest on the securities will be paid monthly regardless of whether the maturity payment amount is payable in cash equal to the principal amount or in shares of the Underlying Stock worth less than the principal amount.

     Note that, for different Underlying Stocks, the interest rate and knock-in price (relative to the initial stock price) will vary, and will depend in large part on the volatility of the Underlying Stock. In general, with respect to the securities we offer under this product supplement, if the Underlying Stock is or is expected to be more volatile, then the securities will either have a higher interest rate and have a knock-in price set at such a level that a knock-in event is more likely or will have a lower interest rate but will have a knock-in price set at such a level that a knock-in event is less likely. The interest rate and knock-in price for a particular offering of securities will be specified in the applicable pricing supplement.

     For purposes of these examples, we have assumed the following:

•	Hypothetical initial stock price:	$100.00
•	Hypothetical knock-in price:	$80.00 (20% below the hypothetical initial stock price)
•	Share multiplier on the valuation date:	1.0

     Based on the above hypothetical terms, if a knock-in event has occurred and the hypothetical final stock price is less than the hypothetical initial stock price, the maturity payment amount per security will equal 10 shares of Underlying Stock (assuming no change in the share multiplier due to corporate events affecting the Underlying Stock), determined as follows:

=	(	principal amount initial stock price	) × share multiplier

=	($1,000.00 $100.00	) × 1.0 = 10 shares of Underlying Stock

Example 1 — The hypothetical final stock price is equal to 60.00% of the hypothetical initial stock price and a knock-in event has occurred:

•	Hypothetical final stock price:	$60.00
•	Maturity payment amount (per security):	10 shares of Underlying Stock

     Since a knock-in event has occurred and the hypothetical final stock price is less than the hypothetical initial stock price, the maturity payment amount per security would be equal to 10 shares of the Underlying Stock with an aggregate market value on the valuation date equal to $600.00, representing a 40.00% loss of the principal amount per security.

     Note that, in this example, the hypothetical final stock price is not only less than the hypothetical initial stock price, it is also less than the knock-in price. The knock-in event could have occurred on the valuation date or on any trading day from the first trading day following the trade date to and including the valuation date.

Example 2 — The hypothetical final stock price is equal to 85.00% of the hypothetical initial stock price and a knock-in event has occurred (i.e., at some time during the term of the securities the market price of the Underlying Stock trade to or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the trade date to and including the valuation date):

•	Hypothetical final stock price:	$85.00
•	Maturity payment amount (per security):	10 shares of Underlying Stock

     Since a knock-in event has occurred and the hypothetical final stock price is less than the hypothetical initial stock price, the maturity payment amount per security would be equal to 10 shares of the Underlying Stock with an aggregate market value on the valuation date equal to $850.00, representing a 15.00% loss of the principal amount per security.

     Note that, in this example, the hypothetical final stock price is higher than the knock-in price but less than the hypothetical initial stock price. This example illustrates the fact that, if a knock-in event occurs during the term of the securities, the maturity payment amount will be payable in shares of the Underlying Stock worth less than the principal amount per security even if, subsequent to the occurrence of a knock-in event, the Underlying Stock recovers some but not all of its decline in value such that, on the valuation date, the hypothetical final stock price less than the hypothetical initial stock price.

Example 3 — The hypothetical final stock price is equal to 85.00% of the hypothetical initial stock price but a knock-in event has not occurred:

•	Hypothetical final stock price:	$85.00
•	Maturity payment amount (per security):	$1,000.00

     Since a knock-in event has not occurred, the maturity payment amount per security would be paid in cash in an amount equal to the full principal amount of $1,000.00 in cash even though the hypothetical final stock price is less than the hypothetical initial stock price.

     Note that, in this example as in Example 2, the hypothetical final stock price is higher than the knock-in price but less than the hypothetical initial stock price. This example illustrates the fact that the maturity payment amount will be payable in cash equal to the principal amount per security even if the hypothetical final stock price is less than the hypothetical initial stock price, so long as a knock-in event has not occurred during the term of the securities.

Example 4 — The hypothetical final stock price is equal to 140.00% of the hypothetical initial stock price (regardless whether a knock-in event has or has not occurred):

•	Hypothetical final stock price:	$140.00
•	Maturity payment amount (per security):	$1,000.00

     Since the hypothetical final stock price is greater than the hypothetical initial stock price, the maturity payment amount per security would be paid in cash in an amount equal to the $1,000.00 principal amount per security, regardless of whether a knock-in event has or has not occurred.

     Note that, in this example, even if a knock-in event has occurred during the term of the securities, the maturity payment amount will be payable in cash in an amount equal to the $1,000.00 principal amount per security, so long as, on the valuation date, the hypothetical final stock price is equal to or greater than the hypothetical initial stock price. Also note that the return on the securities at maturity does not reflect any increase in the market price of the Underlying Stock at maturity when the hypothetical final stock price is higher than the initial stock price.

Hypothetical Returns on the Securities

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), based on the following:

  a hypothetical initial stock price of $100.00;

  a hypothetical knock-in price of $80.00 (20.00% below the hypothetical initial stock price);

  an interest rate of 8.00% per annum (4.00% for the term of the securities);

  a 6-month investment term;

  a range of hypothetical final stock prices and the corresponding hypothetical price return of the Underlying Stock; and

  the hypothetical maturity payment amount and return on the securities (including interest) for a given hypothetical final stock price, depending upon whether or not a knock-in event has occurred.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this product supplement and the applicable pricing supplement.

			A knock in event has not occurred		A knock-in event has occurred
Hypothetical final stock price		Hypothetical price return of the Underlying Stock (3)	Hypothetical maturity payment amount per security (including interest)	Hypothetical return at maturity of the securities (including interest)(4)	Hypothetical maturity payment amount per security (including interest)	Hypothetical return at maturity of the securities (including interest)(4)
$50.00		(50.00%)	—	—	$540.00	(46.00%)
$55.00		(45.00)	—	—	$590.00	(41.00%)
$60.00		(40.00)	—	—	$640.00	(36.00%)
$65.00		(35.00)	—	—	$690.00	(31.00%)
$70.00		(30.00)	—	—	$740.00	(26.00%)
$75.00		(25.00)	—	—	$790.00	(21.00%)
$80.00	(1)	(20.00)	—	—	$840.00	(16.00%)
$85.00		(15.00)	$1,040.00	4.00%	$890.00	(11.00%)
$90.00		(10.00)	$1,040.00	4.00%	$940.00	(6.00%)
$95.00		(5.00)	$1,040.00	4.00%	$990.00	(1.00%)
$100.00	(2)	0.00	$1,040.00	4.00%	$1,040.00	4.00%
$105.00		5.00	$1,040.00	4.00%	$1,040.00	4.00%
$110.00		10.00	$1,040.00	4.00%	$1,040.00	4.00%
$115.00		15.00	$1,040.00	4.00%	$1,040.00	4.00%
$120.00		20.00	$1,040.00	4.00%	$1,040.00	4.00%
$125.00		25.00	$1,040.00	4.00%	$1,040.00	4.00%
$130.00		30.00	$1,040.00	4.00%	$1,040.00	4.00%
$135.00		35.00	$1,040.00	4.00%	$1,040.00	4.00%
$140.00		40.00	$1,040.00	4.00%	$1,040.00	4.00%
$145.00		45.00	$1,040.00	4.00%	$1,040.00	4.00%
$150.00		50.00	$1,040.00	4.00%	$1,040.00	4.00%

(1)	This is also the hypothetical knock-in price.

(2)	This is also the hypothetical initial stock price.

(3)

The hypothetical price returns specified for the Underlying Stock at maturity do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses that would be incurred in connection with the purchase or sale of the Underlying Stock.

(4)

The hypothetical returns specified for the securities at maturity are simple percentage returns based on the issue price. If the investment term were shorter than six months, the annualized rate of return would be higher, and if the investment term were longer than six months, the annualized rate of return would be lower.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 8.00% Enhanced Yield Securities* vs. Hypothetical Underlying Stock Price

* Assumes an interest rate of 8.00% per annum and 6-month term.

DESCRIPTION OF THE SECURITIES

     Please note that in this section entitled “Description of the Securities”, references to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in securities registered in street name or in securities issued in book-entry form through The Depository Trust Company.

     Investors should carefully read the general terms and provisions of our debt securities set forth under the headings “Description of the Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. A separate pricing supplement to the product supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section. References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

     The securities are part of a series of debt securities, entitled “Medium-Term Notes – Series E”, that SEK may issue from time to time as described in the accompanying prospectus supplement and prospectus. The securities are also “indexed notes” as described in the accompanying prospectus supplement.

     We describe the general terms of the securities in more detail below.

Terms Specified in the Applicable Pricing Supplement

     For each issuance of securities, the applicable pricing supplement will specify the following terms of the securities, to the extent applicable:

  the issue price;

  the stated principal amount per security;

  the aggregate principal amount;

  the denomination or minimum denominations;

  the original issue date;

  the maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

  the interest rate per year, if any, or the method of calculating that rate;

  the dates on which the interest will be payable;

  the Underlying Stock;

  the Underlying Stock Issuer and, if the issuer is a non-U.S. company, its jurisdiction of organization;

  the share amount;

  the initial stock price;

  the knock-in price;

  the valuation date;

  the stock exchange, if any, on which the securities may be listed;

  if any securities are not denominated and payable in U.S. dollars, the currency or currencies in which the principal and interest, if any, will be paid, which we refer to as the specified currency, along with any other terms relating to the non-U.S. dollar denomination, including historical exchange rates as against the U.S. dollar;

  if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depository; and

  any other terms on which we will issue the securities.

Payment at Maturity

     On the maturity date, for each security you hold, you will receive a payment equal to the maturity payment amount, plus accrued but unpaid interest in cash.

     The maturity payment amount will be a cash payment equal to the principal amount of your securities, unless:

(a)	a knock-in event has occurred; and

(b)	the final stock price is less than the initial stock price.

If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the maturity payment amount you will receive will be in shares of Underlying Stock in exchange for each security equal to the share amount multiplied by the share multiplier.

     The share amount is the number of shares of the Underlying Stock equal to the principal amount per security on the trade date. The share amount will be specified in the applicable pricing supplement, and will be determined as follows:

principal amount per security initial stock price

     If the number of shares to be delivered per security at maturity results in fractional shares, rather than delivering fractional shares at maturity, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

     If the payment at maturity is payable in shares of the Underlying Stock and we determine that we are prohibited from delivering shares of the Underlying Stock, or that it would otherwise be unduly burdensome to deliver shares of the Underlying Stock, then on the maturity date, we will pay a cash amount per security equal to the closing price of the Underlying Stock on the valuation date multiplied by the number of shares of the Underlying Stock into which each security is redeemable. Any such determination will be made in our sole discretion.

     If a knock-in event occurs and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of the principal amount in cash at maturity. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0.00 (but you will still receive accrued but unpaid interest in cash).

Additional Defined Terms

     We have defined some of the terms that we use frequently in this product supplement below:

     The initial stock price will be the closing price per share of the Underlying Stock on the trade date and will be specified in the applicable pricing supplement.

     The final stock price will be determined by the calculation agent and will equal the closing price per share of the Underlying Stock multiplied by the share multiplier as of the valuation date.

     The share multiplier will be 1.0, subject to adjustment for certain corporate events relating to the Underlying Stock Issuer described in this product supplement under “— Antidilution Adjustments”.

     A knock-in event will occur if, as determined by the calculation agent, the market price of the Underlying Stock multiplied by the share multiplier has fallen to or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the trade date to and including the valuation date.

     The knock-in price will be a price that is below the initial stock price and will be specified in the applicable pricing supplement.

     The market price is, on any trading day and at any time during the regular business hours of the relevant exchange, the latest reported sale price of the Underlying Stock (or any other security for which a market price must be determined) on that relevant exchange at that time, as determined by the calculation agent.

     The valuation date means the fifth trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. In no event, however, will the valuation date be later than the eighth business day after the valuation date as originally scheduled. If the valuation date is postponed to the last possible day but a market disruption event occurs or is continuing on that day, that day will nevertheless be the valuation date. If the calculation agent determines that the final stock price is not available on the valuation date, as so postponed, either because of a market disruption event or for any other reason, the calculation agent will nevertheless determine the final stock price and thus the maturity payment amount, based on its assessment, made in its sole discretion, of the value of the Underlying Stock on the valuation date, as so postponed. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days. The maturity date will always be both a business day and a day on which banking institutions in Stockholm, Sweden generally are not authorized or obligated by law, regulation or executive order to close (a Stockholm business day). In the event the maturity date would otherwise be a date that is not both a business day and a Stockholm business day, the maturity date will be postponed to the next succeeding date that is both a business day and Stockholm business day and no additional interest shall accrue or be payable as a result of such postponement.

     A trading day means a day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, the American Stock Exchange, the Nasdaq Global Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

     A business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

     The relevant exchange is the primary U.S. securities organized exchange or market of trading for the Underlying Stock. If a reorganization event has occurred, the relevant exchange will be the stock exchange or securities market on which the distribution property (as defined below under “— Antidilution Adjustments — Adjustments for Reorganization Events” on page PS-28) that is a listed equity security is principally traded, as determined by the calculation agent.

     The Underlying Stock means the common stock (or if applicable, American depositary shares, or ADSs) of the Underlying Stock Issuer as specified in the applicable pricing supplement. In the event of the occurrence of certain corporate events in respect of the Underlying Stock Issuer described in the section entitled “— Antidilution Adjustments — Adjustments for Reorganization Events” on page PS-28, the securities may become redeemable for shares of common stock of one or more issuers in addition to, or in lieu of, the Underlying Stock. If any such event occurs, references to Underlying Stock in this product supplement will mean, for purposes of determining the final stock price or whether a knock-in event has occurred or otherwise as the context requires, the shares of common stock of such additional issuer or issuers, as well as the common stock of the original Underlying Stock Issuer if the original Underlying Stock remains outstanding.

     If any payment is due on the securities on a day which is not a day on which commercial banks settle payments in New York City, then that payment may be made on the next day that is a day on which commercial banks settle payments in New York City, in the same amount and with the same effect as if paid on the original due date.

     Unless otherwise specified in the applicable pricing supplement, Wells Fargo Securities, LLC will serve as the calculation agent. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent a determination of a manifest error, will be conclusive for all purposes and binding on SEK and the holders and beneficial owners of the securities. We may at any time change the calculation agent without notice to holders of securities.

     If the maturity payment amount is payable in shares of the Underlying Stock and SEK determines that it is prohibited from delivering shares of the Underlying Stock, or that it would otherwise be unduly burdensome to deliver shares of the Underlying Stock, then on the maturity date, it will pay the maturity payment amount per security in cash in an amount equal to the closing price of the Underlying Stock on the valuation date multiplied by the number of shares of the Underlying Stock that would have otherwise been deliverable. Any such determination will be made in our sole discretion.

Closing Price

     The closing price for one share of the Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the Underlying Stock (or any such other security) is listed or admitted to trading, or if the Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by FINRA, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

     If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market or the OTC Bulletin Board on such day.

     If the last reported sale price for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wells Fargo Securities, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board” will include any successor service thereto.

Market Disruption Event

A market disruption event means the occurrence or existence of any of the following events:

  a suspension, absence or material limitation of trading in the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS) on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

  a suspension, absence or material limitation of trading in option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

  the Underlying Stock does not trade on the NYSE, the American Stock Exchange, the Nasdaq Global Market or what was the primary market for the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), as determined by the calculation agent in its sole discretion; or

  any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our hedge counterparties to unwind all or a material portion of a hedge with respect to the securities that we or our hedge counterparties have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

  a limitation on the hours or number of days of trading in the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS) on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

  a decision to permanently discontinue trading in the option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS).

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), if available, in the primary market for those contracts, by reason of any of:

  a price change exceeding limits set by that market;

  an imbalance of orders relating to those contracts; or

  a disparity in bid and asked quotes relating to those contacts will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS) in the primary market for those contracts.

Events of Default and Acceleration

     If the maturity of the securities is accelerated upon an event of default under the indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be determined by the calculation agent. Such amount will be the redemption amount calculated as if the date of declaration of acceleration were the valuation date.

Antidilution Adjustments

     The share multiplier is subject to adjustment by the calculation agent as a result of the dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the market value of your securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-12.

How adjustments will be made

     If one of the events described below occurs with respect to the Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of the Underlying Stock, the calculation agent will calculate a corresponding adjustment to the share multiplier as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the share multiplier will be adjusted by the calculation agent by multiplying the existing share multiplier by a fraction whose numerator is the number of shares of the Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of the Underlying Stock outstanding immediately prior to the stock split. Consequently, the share multiplier will be adjusted to double the prior share multiplier, due to the corresponding decrease in the market price of the Underlying Stock.

     The calculation agent will also determine the effective date of that adjustment, and the replacement of the Underlying Stock, if applicable, in the event of consolidation or merger or certain other events in respect of the Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the issuing and paying agent, stating the adjustment to the share multiplier. The calculation agent will not be required to make any adjustments to the share multiplier after the close of business on the fifth trading day immediately prior to the maturity date. In no event, however, will an antidilution adjustment to the share multiplier during the term of the securities be deemed to change the principal amount per security, which is fixed at one-fortieth of the initial stock price of the Underlying Stock.

     If more than one event requiring adjustment occurs with respect to the Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the share multiplier for the second event, applying the required adjustment to the share multiplier as already adjusted for the first event, and so on for any subsequent events.

     For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the share multiplier unless the adjustment would result in a change to the share multiplier then in effect of at least 0.1%. The share multiplier resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

     If an event requiring an antidilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result, including, without limitation, the right to make necessary adjustments to account for differences in exchange rates if the Underlying Stock is an ADS. In addition, if any event requiring an adjustment to be made would result in a different adjustment with respect to an ADS than with respect to the corresponding underlying shares, the calculation agent will make any such adjustments based solely on the effect of such event on the Underlying Stock (i.e., the ADS) but may, in its sole discretion, make any further or additional adjustments to account for any such event which would require a different adjustment with respect to the corresponding underlying shares. Furthermore, with respect to Underlying Stock that is an ADS, in the event that the issuer of such ADS or the depositary for the ADS elects, in the absence of any of the events described below, to change the number of underlying shares that are represented by the ADS, the share multiplier on any trading day after the change becomes effective will be proportionately adjusted by the calculation agent.

     The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

     No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Stock Issuer.

The following events are those that may require an antidilution adjustment of the share multiplier:

  a subdivision, consolidation or reclassification of the Underlying Stock or a distribution or dividend of Underlying Stock to existing holders of the Underlying Stock by way of bonus, capitalization or similar issue;

  a distribution or dividend to existing holders of the Underlying Stock of:

    shares of the Underlying Stock,

    other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Underlying Stock Issuer equally or proportionately with such payments to holders of the Underlying Stock, or any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

  the declaration by the Underlying Stock Issuer of an extraordinary or special dividend or other distribution whether in cash or shares of the Underlying Stock or other assets;

  a repurchase by the Underlying Stock Issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

  any other similar event that may have a dilutive or concentrative effect on the market price of the Underlying Stock; and

  a consolidation of the Underlying Stock Issuer with another company or merger of the Underlying Stock Issuer with another company.

Stock Splits and Reverse Stock Splits

     A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

     A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

     If the Underlying Stock (or, if such stock is an ADS, the underlying shares) is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the share multiplier to equal the product of the prior share multiplier and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Stock; provided, however, that, with respect to an ADS, if (and to the extent that) the Underlying Stock Issuer or the depositary for such Underlying Stock has adjusted the number of underlying shares represented by each share of Underlying Stock (i.e., the ADS) so that the market price of Underlying Stock would not be affected by such stock split or reverse stock split, no adjustment to the share multiplier will be made.

Stock Dividends

     In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

     If the Underlying Stock (or, if such stock is an ADS, the underlying shares) is subject (1) to a stock dividend payable in shares of Underlying Stock or, in the case of an ADS, the underlying shares that is given ratably to all holders of the Underlying Stock or (2) to a distribution of the Underlying Stock, or, in the case of an ADS, the underlying shares of the Underlying Stock Issuer, as a result of the triggering of any provision of the corporate charter of the issuer of such component ADS, then once the dividend has become effective the calculation agent will adjust the share multiplier on the ex-dividend date to equal the sum of the prior share multiplier plus the product of:

  the number of shares issued with respect to one share of the Underlying Stock, and the prior share multiplier;

provided, however, that, in the case of Underlying Stock that is an ADS, if (and to the extent that) the Underlying Stock Issuer or the depositary for the Underlying Stock (i.e., the ADS) has adjusted the number of the underlying shares represented by that ADS so that the price of the Underlying Stock would not be affected by such stock dividend or stock distribution, no adjustment to the share multiplier will be made. The ex-dividend date for any dividend or other distribution is the first day on and after which the Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

     The share multiplier will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to the Underlying Stock, other than:

  stock dividends described above,

  issuances of transferable rights and warrants as described in “— Transferable Rights and Warrants” below,

  distributions that are spin-off events described in “— Reorganization Events”, and extraordinary dividends described below.

     An extraordinary dividend means each of (a) the full amount per share of Underlying Stock of any cash dividend or special dividend or distribution that is identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Underlying Stock that did not include an extraordinary dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this product supplement, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the closing price of Underlying Stock on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in Underlying Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such closing price, the base closing price) and (c) the full cash value of any non-cash dividend or distribution per share of Underlying Stock (excluding marketable securities, as defined below).

     If the Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the share multiplier on the ex-dividend date to equal the product of:

  the prior share multiplier, and

  a fraction, the numerator of which is the base closing price of the Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the base closing price of the Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

     Notwithstanding anything herein, the initiation by the Underlying Stock Issuer of an ordinary dividend on the Underlying Stock or any announced increase in the ordinary dividend on the Underlying Stock will not constitute an extraordinary dividend requiring an adjustment. Additionally, for Underlying Stock that is an ADS, cash dividends or other distributions paid on the underlying shares represented by such ADS will not be considered extraordinary dividends unless the net amount of the cash dividends or other distributions, when passed through to the holder of the ADS, would constitute extraordinary dividends as described above.

     To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, in its sole discretion. A distribution on the Underlying Stock that is a dividend payable in shares of Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of Underlying Stock only as described in “— Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

     If the Underlying Stock Issuer issues transferable rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share that is less than the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance, then the share multiplier will be adjusted to equal the product of:

  the prior share multiplier, and

  a fraction, (a) the numerator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (b) the denominator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock (referred to herein as the additional shares) that the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

  the product of (a) the total number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (b) the exercise price of the rights or warrants, divided by the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of the Underlying Stock offered in respect of the rights or warrants, then the share multiplier will promptly be readjusted to the share multiplier that would have been in effect had the adjustment been made on the basis of the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants provided, however, that, in the case of Underlying Stock that is an ADS, if (and to the extent that) the Underlying Stock Issuer or the depositary for the Underlying Stock (i.e., the ADS) has adjusted the number of the underlying shares represented by that ADS so that the price of the Underlying Stock would not be affected by such issuance of transferable rights or warrants, no adjustment to the share multiplier will be made.

Reorganization Events

Each of the following is a reorganization event:

  the Underlying Stock is reclassified or changed;

  the Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of Underlying Stock are exchanged for or converted into other property;

  a statutory share exchange involving outstanding shares of Underlying Stock and the securities of another entity occurs, other than as part of an event described above;

  the Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

  the Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer); or

  the Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer, or a going-private transaction is consummated, for all the outstanding shares of Underlying Stock.

To the extent that any such reorganization event occurs with respect to the underlying shares relating to Underlying Stock that is an ADS, the calculation agent may, in its sole discretion, make an adjustment to the share multiplier for the Underlying Stock (i.e., the ADS) in a manner similar to that which is described below with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event.

Adjustments for Reorganization Events

     If a reorganization event occurs, then the calculation agent will adjust the share multiplier to reflect the amount and type of property or properties — whether cash, securities, other property or a combination thereof — that a prior holder of the number of shares of the Underlying Stock represented by its investment in the securities would have been entitled to in relation to an amount of shares of the Underlying Stock equal to what a holder of shares of the Underlying Stock would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

     For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the distribution property. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of shares of the Underlying Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of shares of the Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

     If any reorganization event occurs, in each case as a result of which the holders of the Underlying Stock receive any equity security listed on a national securities exchange, which we refer to as a marketable security, other securities or other property, assets or cash, which we collectively refer to as exchange property, the amount payable upon exchange at maturity with respect to the principal amount of each security following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the share multiplier will be determined in accordance with the following and, for purposes of certain calculations and determinations in respect of the securities, such as the determination of the final stock price and whether a knock-in event has occurred, the term Underlying Stock in this product supplement will be deemed to mean:

(a)	if the Underlying Stock continues to be outstanding:

     (1) the Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the share multiplier in effect on the valuation date (taking into account any adjustments for any distributions described under paragraph (a)(3) below); and

     (2) for each marketable security received in such reorganization event, which we refer to as a new stock, including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the Underlying Stock, the product of (i) the number of shares of the new stock received with respect to one share of the Underlying Stock, (ii) the share multiplier for the Underlying Stock on the trading day immediately prior to the effective date of the reorganization event, and (iii) the gross-up multiplier (as determined under paragraph (a)(3) below), if applicable (such product the new stock share multiplier), as adjusted to the valuation date; and

     (3) for any cash and any other property or securities other than marketable securities received in such reorganization event (including equity securities listed on a non-U.S. securities exchange), which we refer to as non-stock exchange property, a number of shares of the Underlying Stock, determined by the calculation agent at the close of trading on the trading day immediately prior to the effective date of such reorganization event, with an aggregate value equal to the share multiplier in effect for the Underlying Stock on such trading day multiplied by a fraction, the numerator of which is the value of the non-stock exchange property per share of the Underlying Stock on such trading day and the denominator of which is the amount by which the closing price of the Underlying Stock exceeds the value of the non-stock exchange property on such trading day (the result of such fraction the “gross-up multiplier”); and the number of such shares of the Underlying Stock determined in accordance with this clause will be added at the time of such adjustment to the share multiplier calculated under (1) above,

(b)	if the Underlying Stock is surrendered for exchange property:

	(1)	that includes new stock (as defined above):

     (i) the number of shares of the new stock received with respect to one share of the Underlying Stock multiplied by the share multiplier for the Underlying Stock on the trading day immediately prior to the effective date of the reorganization event (the new stock share multiplier), as adjusted to the valuation date; and

     (ii) for any non-stock exchange property (as defined above), a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event with an aggregate value equal to (x) the new stock share multiplier as calculated under (i) above (without taking into account the additional shares in this provision) multiplied by (y) a fraction, the numerator of which is the value on such trading day of the non-stock exchange property received per share of the Underlying Stock and the denominator of which is the amount by which the closing price of the Underlying Stock exceeds the value on such trading day of the non-stock exchange property received per share of the Underlying Stock, or

(2)	that consists exclusively of non-stock exchange property

     (i) if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (predecessor stock) in connection with such reorganization event (in either case of (A) or (B), the new stock), a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock exchange property per share of the Underlying Stock on such trading day and the denominator of which is the closing price of the new stock (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the new stock received with respect to one share of the predecessor stock) or

     (ii) if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a replacement stock event), the replacement stock (selected as defined below) with a value on the effective date of such reorganization event equal to the value of the non-stock exchange property multiplied by the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event.

     If a reorganization event occurs with respect to the shares of the Underlying Stock and the calculation agent adjusts the share multiplier to reflect the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new share multiplier. The calculation agent will do so to the same extent that it would make adjustments if the shares of the Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of the Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of the Underlying Stock.

     For example, if the Underlying Stock Issuer merges into another company and each share of the Underlying Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the shares of the Underlying Stock will be adjusted to reflect two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the share multiplier to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were shares of the Underlying Stock. In that event, the cash component will not be adjusted but will continue to be a component of the number of shares of the Underlying Stock (with no interest adjustment). Consequently, the final stock price will include the final value of the two shares of the surviving company and the cash.

     For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

     Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above, the maturity payment amount for each security will be determined by reference to a replacement stock at the basket stock share multiplier then in effect for such replacement stock as determined in accordance with the following paragraph.

     The replacement stock will be the stock having the closest “option period volatility” to the Underlying Stock among the stocks that then comprise the applicable replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (SIC code) as the Underlying Stock Issuer (or, if no SIC Code has been assigned to the Underlying Stock Issuer, the applicable SIC Code pertaining to companies in the same industry as the Underlying Stock Issuer at the time of the relevant replacement stock event); provided, however, that a replacement stock will not include any stock that is subject to a trading restriction under the trading restriction policies of SEK, our hedging counterparties or any of their affiliates that would materially limit the ability of SEK, our hedging counterparties or any of their affiliates to hedge the securities with respect to such stock. In the event that the replacement stock cannot be identified from the S&P 500 Index by primary SIC code for which there is no trading restriction, the replacement stock will be selected by the calculation agent from the stocks within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC code for the Underlying Stock Issuer. Each replacement stock will be assigned a replacement stock multiplier equal to the number of shares of such replacement stock with a closing price on the effective date of such reorganization event equal to the product of (a) the value of the non-stock exchange property and (b) the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event.

     The option period volatility means, in respect of any trading day, the volatility (calculated by referring to the closing price of the Underlying Stock on the relevant exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

     The replacement stock selection index means the S&P 500 Index, unless otherwise specified in the applicable pricing supplement.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility

     If the Underlying Stock is an ADS and the Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, or included in the OTC Bulletin Board Service operated by the NASD, or if the American depositary receipt facility between the Underlying Stock Issuer and the depositary is terminated for any reason, then, on and after the date the Underlying Stock is no longer so listed or admitted to trading on the date of such termination, as applicable (the change date), the Underlying Stock will be deemed to be the shares underlying the Underlying Stock (the local shares). The share multiplier will thereafter equal the last value of the share multiplier for the Underlying Stock multiplied by the number of local shares represented by a single share of the Underlying Stock immediately prior to such termination. On and after the change date, solely for the purposes of determining whether the closing price of the Underlying Stock is equal to or less than the knock-in price, the initial stock price will be converted into the applicable foreign currency using the applicable exchange rate as described below. The final stock price will be expressed in U.S. dollars, converting the closing price of the local shares on the valuation date into U.S. dollars using the applicable exchange rate as described below.

     In any such case, to the extent that the maturity payment amount is otherwise payable in shares of the Underlying Stock at maturity, we will pay the cash value thereof in U.S. dollars in lieu of delivering shares of the Underlying Stock. The calculation agent will determine the applicable exchange rate, which will equal (1) an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the valuation date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the valuation date in the aggregate amount of the applicable foreign currency payable to holders of the securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the securities with a maturity of one year or less by a U.S. holder (defined below) who purchases the securities in the initial offering at their original public offering price and holds the securities as capital assets. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed Treasury regulations issued under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which may change, possibly with retroactive effect.

     This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as holders to whom special tax treatment applies, including (1) banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies, tax-exempt organizations or partnerships or other entities classified as partnerships for U.S. federal income tax purposes, (2) persons holding securities as part of a straddle, hedge, conversion transaction or other integrated investment, (3) persons whose functional currency is not the U.S. dollar, or (4) traders in securities that elect to use a mark to market method of accounting for their securities holdings. In addition, this discussion does not address alternative minimum taxes or state, local or foreign taxes.

     “U.S. holder” means a beneficial owner of the securities that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a U.S. domestic corporation or (iii) any other entity or person generally subject to U.S. federal income tax on a net income basis.

     This summary also assumes that the Underlying Stock is not stock in a passive foreign investment company for U.S. federal income tax purposes. Prospective investors should note that if that assumption is not accurate, then it is possible that the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the securities would differ significantly from the consequences described below.

     No statutory, administrative or judicial authority directly addresses the treatment of holders of the securities for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described in this discussion. A differing treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the securities in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Consequences to U.S. holders

     For U.S. federal income tax purposes, the Issuer intends to treat the securities as a holder’s grant to the Issuer of a put option on the Underlying Stock in exchange for periodic payments of option premiums. Pursuant to this put option, at maturity a holder will purchase the Underlying Stock (or the cash equivalent) if the final stock price at maturity is less than the initial stock price and a knock-in event has occurred. In addition, the Issuer intends to treat the amounts invested by a holder as an interest bearing cash deposit that at maturity of the securities either will be used to satisfy the holder’s purchase obligation if the put option is exercised or will be returned to the holder. By purchasing the securities a holder will be deemed to have agreed to the above-described treatment, and the discussion below assumes such treatment except where otherwise stated.

     Under the agreed-to characterization of the securities, each coupon payment on the securities should be divided into two separate components for U.S. federal income tax purposes: an interest component and an option premium component. Information regarding the size of the interest component and option premium component with respect to the total coupon payment on each security will be provided in the final pricing supplement for each security. A U.S. Holder will be required to include the interest component of the coupon payment in gross income as interest at the time that such interest is accrued or received in accordance with such U.S. holder’s method of accounting. The option premium component of the coupon payment would be treated as described below. Under the rules applicable to debt with maturity of one year or less, a U.S. holder using the cash method of accounting may not be able to deduct on a current basis all or a portion of any interest it paid or accrued on indebtedness incurred to purchase or carry the securities.

     Upon the retirement of the securities for cash, sale or other taxable disposition of the securities, a U.S. holder generally would recognize short-term capital gain or loss equal to (x) cash received upon retirement, sale or other taxable disposition (to the extent such amount is not attributable to accrued but unpaid interest component of the coupon payment, which will be taxed as such), plus (y) the amount of the option premium actually received as part of the coupon payments on the securities, minus(z) such U.S. holder’s purchase price for the securities.

     A U.S. holder receiving Underlying Stock upon the retirement of the securities should not expect to recognize any gain or loss on the receipt of the Underlying Stock, and such U.S. Holder’s tax basis in the Underlying Stock generally will equal such holder’s purchase price for the securities less the amount of the entire option premium. To the extent a U.S. holder receives any cash in lieu of fractional shares, such holder will generally recognize short-term capital gain or loss in an amount equal to the difference between the amount of such cash received and the amount of tax basis allocated to the fractional shares.

     Possible Alternative Treatment. Due to the absence of authority as to the proper characterization of the securities and the absence of any comparable instruments for which there is a widely accepted tax treatment, no assurance can be given that the IRS will accept, or that a court will uphold, the Issuer’s characterization and tax treatment described above. In particular, it is possible, for example, that the IRS could assert that amounts denominated as option premium should be characterized as interest and includible in the U.S. holder’s income in the manner described above regarding the interest payments. Under such alternative characterization, the timing and character of income from the securities could differ substantially from that described above.

Regulatory Developments Related to the Taxation of Prepaid Forward Contracts

     On December 7, 2007, the IRS and U.S. Treasury Department issued a notice requesting public comments on a comprehensive set of tax policy issues raised by prepaid forward contracts, which include financial instruments that may resemble the securities. This notice contemplates that such instruments may become subject to taxation on a current accrual basis under one or more possible approaches. The notice also contemplates that all (or a significant portion) of an investor’s returns under such instruments could be taxed at ordinary income rates (as opposed to capital gain rates). Although it is currently uncertain what future guidance will result from the notice, the notice leaves open the possibility that such guidance could have retroactive application. Since a holder will receive coupon payments on the securities on a current basis and by acquiring the securities a holder is deemed to have agreed to treat a portion of the monthly coupon payments as ordinary income for U.S. Federal income tax purposes in accordance with its regular method of accounting, if any regulations are ultimately adopted pursuant to the notice with respect to prepaid forward contracts and instruments that may resemble the securities, it is unclear whether such regulations would apply to the securities and, if so, whether such regulations would otherwise alter the tax treatment of the securities (e.g., requiring accrual of the full amount of the coupon as ordinary income and/or requiring any gain or loss to be characterized as ordinary rather than capital).

Consequences to non-U.S. holders

     The payments received by a non-U.S. holder with respect to the securities should not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. In addition, in the case of a non-U.S. holder, any capital gain realized upon the maturity, sale or other disposition of the securities by such holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

Estate Tax

     In the case of a holder of the securities that is an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includable in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), the holder of the securities should note that, absent an applicable treaty benefit, the securities may be treated as U.S. situs property for U.S. federal estate tax purposes. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

Backup Withholding and Information Reporting

     Unless a U.S. holder is an exempt recipient such as a corporation, payments on the securities and the proceeds received from the sale of securities would generally be subject to information reporting and may also be subject to U.S. federal backup withholding tax if the U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Non-U.S. holders generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification to establish its non-U.S. status in connection with payments received within the United States or through certain U.S.-related financial intermediaries. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability if the holder provides the required information to the IRS.

SELLING RESTRICTIONS

     No action has been or will be taken by SEK or the agent that would permit a public offering of the securities or possession or distribution of this product supplement or the related prospectus supplement and prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the related prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on SEK or the agent.

     For the following jurisdictions please note specifically:

Argentina

     The SEK U.S. Medium-Term Notes program and the related offer to purchase securities and the sale of securities under the terms and conditions provided hereto, does not constitute a public offering in Argentina. Consequently no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor any listing authorization of the securities has been requested on any stock market in Argentina.

Brazil

     The securities may not be offered or sold to the public in Brazil. Accordingly, the product supplement has not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile

     The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.

Mexico

     The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This product supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Paraguay

     This is a private and personal offering. The securities offered have not been approved by or registered with the National Securities Commission (Comisión Nacional de Valores) and are not part of a public offering as defined by the Paraguayan Securities Law. The information contained herein is for informational and marketing purposes only and should not be taken as an investment advice.

USE OF PROCEEDS AND HEDGING

     The net proceeds from the sale of any securities offered hereunder will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of SEK associated with its obligation to pay the applicable maturity payment amount at the maturity of the applicable securities. The initial public offering price of the securities includes the underwriting discount and commission and the structuring and development costs indicated in the applicable pricing supplement and the estimated cost of hedging our obligations under the securities.

     We have hedged our obligations under the securities through an affiliate of the agent. Our cost of hedging will include the projected profit that such counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of the securities will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity.

     The hedging activity discussed above may adversely affect the market value of the applicable securities from time to time and the maturity payment amount you will receive on the applicable securities at maturity. See “Risk Factors — Hedging transactions may affect the return on the securities” “Risk Factors — The inclusion of the underwriting discount and commission and the structuring and development costs in the initial public offering price of the securities and certain hedging costs are likely to adversely affect secondary market prices for the securities” and “Risk Factors — Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

     We expect to enter into a terms agreement with Wells Fargo Securities, LLC (the agent), with respect to each issuance of the securities. Wells Fargo Securities, LLC, and any other agent named in the applicable pricing supplement, will agree, subject to the terms and conditions of a terms agreement with SEK, to purchase a number of securities set forth in the applicable pricing supplement. The agent is committed to purchase all of those securities if any are purchased.

     We expect that the agent will propose to offer the securities in part directly to the public at the initial maximum offering price set forth on the cover page of the applicable pricing supplement and in part to Wells Fargo Advisors, LLC, Wells Fargo Financial Network, LLC and/or certain other securities dealers at such price less a concession not to exceed the amount specified in the applicable pricing supplement. After the initial public offering of the securities is completed, the public offering price and concessions may be changed by the agent. The maximum discount or commission that may be received by any member of FINRA for sales of securities pursuant to the accompanying prospectus supplement and prospectus will not exceed 8.00% of the initial public offering price of the securities.

     The underwriting discount and commission and structuring and development costs for an issuance of securities will be set forth in the applicable final pricing supplement when the final terms of the applicable securities are determined.

     The initial public offering price of the securities will include the underwriting discount and commission and the structuring and development costs set forth in the applicable pricing supplement and the estimated cost of hedging our obligations under the securities. We expect to hedge our obligations under the securities through an affiliate of the agent. Our cost of hedging will include the projected profit that such counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

     Each issuance of securities will be a new issue of securities with no established trading market. We expect to be advised by the agent that the agent intends to make a market in the applicable securities but will not be not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

     We will deliver the securities against payment therefor in New York, New York on the original issue date, a date that will be in excess of three business days following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

     Settlement for each issuance of the securities will be made in immediately available funds. The securities will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the securities is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

     SEK will agree to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933.

     This product supplement and the attached prospectus and prospectus supplement may be used by the agent or its affiliates in connection with offers and sales related to market-making or other transactions in the securities. The agent and its affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     From time to time the agent engages in transactions with SEK in the ordinary course of business. The agent has performed investment banking services for SEK in the last two years and has received fees for these services.

     In connection with any issuance of securities under this product supplement, the agent, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the applicable securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the applicable securities to be higher than it would otherwise be in the absence of such transactions.

     No action has been or will be taken by SEK, the agents or any broker-dealer affiliate of either SEK or the agents that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus and prospectus supplement, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on SEK or any broker-dealer affiliate of SEK or the agents.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 15, 2008)

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Swedish Export Credit Corporation)

(incorporated in Sweden with limited liability)

Medium-Term Notes, Series E

Due Nine Months or More from Date of Issue

We may offer an unlimited principal amount of notes.  The following terms may apply to the notes, which we may sell from time to time.  We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement.  If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the pricing supplement.

•                  The notes may bear interest at fixed or floating interest rates.  Floating interest rate formulae may be based on:

•                  LIBOR;

•                  Commercial Paper Rate;

•                  the Treasury Rate;

•                  the CD Rate;

•                  the Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement

•                  We may sell the notes as indexed notes or discount notes.

•                  The notes may be subject to redemption at our option or repurchase at our option.

•                  The notes will be in registered form and may be in book-entry or certificated form.

•                  The notes will be denominated in U.S. dollars or other currencies.

•                  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

•                  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement.

•                  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden.

See “Risks Associated With Foreign Currency Notes and Indexed Notes” beginning on page S-4 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in such notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	Barclays Capital	Citi
Deutsche Bank Securities	Goldman, Sachs & Co.	InCapital
J.P. Morgan	Merrill Lynch & Co.	Morgan Stanley
Wachovia Securities

This prospectus supplement is dated December 15, 2008.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated December 15, 2008 relating to our debt securities.  If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus (and any relevant pricing supplement).  Each document contains information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus (or such pricing supplement).  We have not authorized anyone else to provide you with different information.  We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date hereof.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).  Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

This document has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of notes in any member state of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (each, a Relevant Member State) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes.  Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those notes may only do so (i) in circumstances in which no obligation arises for SEK or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State and such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable.  Except to the extent sub-paragraph (ii) above may apply, neither SEK nor any agent have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for SEK or any agent to publish or supplement a prospectus for such offer.

THE NOTES OFFERED HEREBY MAY BE OFFERED FROM TIME TO TIME IN THE EUROPEAN UNION PURSUANT TO A BASE PROSPECTUS DIFFERENT FROM, BUT NOT INCONSISTENT WITH, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT REFERS.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus.  It does not contain all the information that you should consider before investing in the notes.  You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden; and our telephone number is +46-8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Banc of America Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

InCapital LLC

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Wachovia Capital Markets, LLC

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	The Bank of New York Mellon Trust Company, N.A., unless otherwise specified in the applicable pricing supplement.

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal and/or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:

	•	the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;

	•	the redemption or repayment price or how this will be calculated; and

	•	the required prior notice to the holders or to us.

Status:

The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

Taxes:

Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of the Notes—Additional Amounts.”

Further Issues:

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date and, if applicable, the issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:

We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not list any.

Stabilization:

In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be conducted in compliance with all applicable laws, regulations and rules.

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Purchase Currency:

You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-4.

RISKS ASSOCIATED WITH FOREIGN CURRENCY NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars.  This section describes certain risks associated with investing in such notes.  An applicable pricing supplement may describe additional risks.  You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation.  We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency-indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets are extremely volatile.  Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency-indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note (or currency-indexed note) may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount paid to purchase such note.  Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency-indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar basis.  If any currency-indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

•                  changing supply and demand for a particular currency;

•                  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•                  U.S. and foreign political and economic events and policies;

•                  restrictions on U.S. and foreign exchanges or markets;

•                  changes in balances of payments and trade;

•                  U.S. and foreign rates of inflation;

•                  U.S. and foreign interest rates; and

•                  currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency.  Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies.  In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency-indexed notes that are residents of the United States.  If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency-indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES.  AS A RESULT, YOU SHOULD, IN EVERY CASE, CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES.  SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency-indexed notes will contain information concerning historical exchange rates for the relevant specified or indexed currency or currencies against the U.S. dollar and a brief description of such currency or currencies and any exchange controls then in effect with respect to such currency or currencies.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency.  Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us.  In that event, we would make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest.”

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used.  Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement.  Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You  may not be able to secure a foreign-currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of New York.  See “Description of Debt Securities—Governing Law” in the accompanying prospectus.  Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.  The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that the value of the underlying, asset, measure, index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than those expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date.  These risks depend on a number of inter-related factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified.  In recent years, values of many underlying measures and indices have been highly volatile, and such volatility may continue or intensify.

Any optional redemption feature of any notes might affect their market value.  Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable underlying asset, measure, index or indices, including the complexity and volatility thereof, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such underlying asset, measure, index or indices and the level, direction and volatility of market interest rates generally.  Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities.  Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield.  You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes.  Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a currency, currencies, a commodity, a commodity index, a stock, a stock index or any similar such measure or index will contain information concerning the historical prices or values of such underlying measure or index.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify.  If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes.  You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows.  The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices.  You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the prospectus.  If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement.  Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes.  The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006 and a third supplemental indenture dated as of October 23, 2008 (together with the first supplemental indenture and the second supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder.  Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures and as further supplemented.  The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should read the indenture, each of the supplemental indentures and the forms of the notes before making any investment decision.  We have filed or will file copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

•                 The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture.  We have more fully described the indenture in the accompanying prospectus.

•                 We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

•                 The notes will mature at least nine months from their issue dates.

•                 The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase.”

•                 The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness.  The notes will not be obligations of the Kingdom of Sweden.

•                 We will issue the notes in fully registered form only, without coupons.

•                 Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars).  We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplements;

•                 We expect to issue the notes initially in book-entry form, represented by a single global master note.  Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form.  Except as we describe in the accompanying prospectus under the heading “—Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes.  See “—Form of the Notes—Book-Entry Notes” below.  You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 101 Barclay Street (Attn: Trust Services Window), New York New York 10286), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

•                 the principal or face amount of such note;

•                 the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

•                 the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

•                 the date on which we will issue the note;

•                 the maturity date for the note;

•                 if the note is a fixed rate note, the rate per annum at which the note will bear interest;

•                 if the note is a floating rate note, the initial interest rate, the formula or formulae by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

•                 if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

•                 if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

•                 whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “—Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

•                 whether the note will be issued initially as a book-entry note or a certificated note; and

•                 any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)            commercial banks are generally open for business in The City of New York; and

(2)            (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and (b) if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency; and

(3)            if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)            if the interest rate formula for the note is LIBOR, a London banking day.  The term “London banking day” with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

Any of the notes we issue may be “discount notes.”  A discount note is:

(1)            a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(2)            any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time.  Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures.  Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons.  A master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary.  Notes need not be represented by such master global note, and may instead be represented by separate global notes.  Except as set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement,” the notes will not be issuable as certificated notes.  For more information, see “—Book-Entry Notes” below.

Registered Notes.  Registered notes are payable to the order of and registered in the name of a particular person or entity.  In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture.  Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.  All Book-Entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.) (unless the applicable prospectus supplement provides otherwise).  Unless otherwise provided, DTC will act as a depositary for, and hold the global securities on behalf of, certain financial institutions, called “participants.”  These participants, or other financial institutions acting through them called “indirect participants,” will represent your beneficial interests in the global securities (unless the applicable prospectus supplement provides otherwise).  They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes.  Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

Unless otherwise provided in the applicable pricing supplement, if you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant.  Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant.  Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders.  This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee.  For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it.  In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you.  In addition, if you desire to take any action which the holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions.  The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•                  You will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

•                  You may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•                  You may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems.  Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems.  Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn may hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC.  Notes may also be initially deposited with and settle through Clearstream, Euroclear or any other depositary specified in the relevant pricing supplement.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities (or such other depositary as may be applicable).  Payments to DTC (or such other depositary) will be in immediately available funds by wire transfer.  DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

As to DTC: DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC.  Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

As to Clearstream Luxembourg: Clearstream Luxembourg has advised us that it is incorporated as a limited liability company under Luxembourg law.  Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.  Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.  Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

Clearstream Luxembourg effects transactions through its affiliate, Clearstream Banking SA, which is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Since 12 February 2001, Clearstream Banking SA has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of Clearstream Banking SA’s role as a payment system provider operating a securities settlement system.

As to Euroclear:

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supra-nationals, custodians, investment managers, corporations, trust companies and certain other organizations.  Certain of the underwriters, or other financial entities involved in this offering, may be Euroclear participants.

Non-participants in the Euroclear System may hold and transfer book-entry interests in notes or index warrants through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.  Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes.  We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under “Description of Debt Securities—Global Securities.”  If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own.  If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.  Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures.  Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences in their favor, Euroclear Participants and Clearstream customers may employ their customary procedure for transactions in which securities are to be transferred by the respective clearing system, through the applicable U.S. Depository to another Participant’s.  In these cases, Euroclear will instruct its U.S. Depository to credit the securities to the Participant’s account against payment.  The payment will then be reflected in the account of the Euroclear Participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear Participants’ or Clearstream customers’ accounts will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York).  If the Euroclear Participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant’s or Clearstream customer’s accounts would instead be valued as of the actual settlement date.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice.

Paying Agents, Transfer Agents, Exchange Rate Agents and Calculation Agents

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York.  We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable.  In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make such payment to the person to whom principal is payable.  The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day.  If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders.  We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants.  Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

•                  you own at least U.S.$10,000,000 aggregate principal amount or its equivalent of notes; and

•                  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note.  In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph.  However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments.  Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date.  The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date.  The holder’s election may not be effective under certain circumstances as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency.  If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.  Any of the foreign exchange dealers submitting quotes to the exchange rate agent may be agents soliciting orders for the notes or affiliates of such agents.  All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis.  This limit will not apply to notes in which U.S.$2,500,000 or more has been invested.  Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase.  Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

•                  if “1/1” is specified, the relevant payment will be calculated on the basis of 1;

•                  if “actual/365,” “act/365,” “A/365,” “actual/actual” or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

•                  if “actual/365 (fixed),” “act/365 (fixed),” “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

•                  if “actual/360,” “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

•                  if “30/360,” “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31 st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

•                  if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes.  The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day.  The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

•                  if “following” is specified, that date will be the first following day that is a business day;

•                  if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

•                  if “preceding” is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment.  Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity.  Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note.  The pricing supplement for a floating rate note may specify an interest rate for the first interest period.  This formula is generally composed of the following:

•                  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

•                  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

•                  multiplied by a spread multiplier measured as a percentage.

The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier.  The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation.  The calculation agent will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period.  All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with the following base rates:

•                  LIBOR;

•                  the Commercial Paper Rate;

•                  the Treasury Rate;

•                  the CD Rate;

•                  the Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note:

•                  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

•                  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

•                  the dates on which the interest rate will be reset (referred to as the interest reset dates), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

•                  the interest payment dates; and

•                  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

•                  in the case of notes that reset daily, each business day;

•                  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

•                  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

•                  in the case of notes that reset monthly, the third Wednesday of each month;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement;

with the following two exceptions:

•                  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

•                  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

The interest rate applicable to each period commencing on the respective interest reset date (the “interest reset period”) will be the rate determined as of the applicable interest determination date defined below on or prior to the relevant calculation date.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date will be:

•                  for notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date, the applicable interest reset date;

•                  for notes for which the base rate is the CD Rate, the Commercial Paper Rate or the Federal Funds Rate, the second business day before the interest reset date; and

•                  for notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Treasury Rate”) are normally auctioned.  Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday.  If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined.  Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date.  The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations.  However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

•                  in the case of notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September, and December of each year;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•                  in the case of notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or any interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day.  If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day.  In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay.  We will treat these payments as if they were made on the due date.

Accrued Interest

Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count.  If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period.  The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward.  For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655.  The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

The calculation agent will be specified in the applicable pricing supplement for each issuance of floating rate notes.  If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date.  The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

•                  the interest rate in effect for the interest period;

•                  the number of days in the interest period;

•                  the next interest payment date; and

•                  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

LIBOR.  Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a)                      For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no single rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

(b)                     For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

•                  If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

•                  If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated.  If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

“Designated LIBOR page” means the display on the Reuters Money Market Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

“Principal financial center” means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

Commercial Paper Rate.  Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper —Nonfinancial.”  If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper —Nonfinancial.”

•                  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D 360 – (D x M)	x 100

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.  All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only.  Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Treasury Rate Notes.  Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters Money Markets Rates Service or any successor service, on page “USAUCTION 10,” or any other page as may replace that page on that service, or page “USAUCTION 11,” or any other page as may replace that page on that service.  If the treasury rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•                  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

•                  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•                  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N 360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

CD Rate.  Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market).”  If the CD rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”

•                  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•                  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

Federal Funds Rate.  Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on Reuters Money Markets Rates Service, or any successor service, on page “FEDFUNDS1,” or any other page as may replace that page on that service.  If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•                  If the rate described above does not appear on page “FEDFUNDS1” by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•                  If the rate described above does not appear on “FEDFUNDS1” and is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•                  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined.  It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note.  The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement.  If no independent agent is named, then we will calculate the index.  If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement.  All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant underlying index or measure, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash.  Note that, under the indenture, physical settlement is only possible if relevant procedures are agreed between us and the trustee.  Such procedures have not yet been agreed.  In the event of physical settlement, the relevant pricing supplement will specify in detail the procedures for such physical settlement.  The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.  An investment in indexed notes may entail significant risks.  See “Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes,” as well as the risks described in the applicable pricing supplement.

European Monetary Union

On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 15) participating member states of the European Monetary Union.  A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992.  As of the date of this prospectus supplement, Sweden does not participate in the single currency.

If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or the need to amend the notes or the indenture, re-denominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro.  The provisions relating to any such redenomination will be contained in the applicable pricing supplement.  You are responsible for informing yourself about the effects or potential of European Monetary Union on any investment you make.

Redemption and Repurchase

General

The pricing supplement for the issuance of each series of notes will indicate either that:

•                  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus); or

•                  the notes will be redeemable or subject to repayment at our or the holder’s option on or after a specified date at a specified redemption or repayment price.  The redemption or repayment price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption or repayment.

Market Repurchases

We may repurchase notes at any time and price in the open market or otherwise.  Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption, repayment or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount.  The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption, repayment or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders.  Under the indenture, we have irrevocably appointed the Consulate General of Sweden in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York.  Under the indenture, we will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder.  You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes.  This summary deals only with U.S. holders that hold notes as capital assets.  It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar.  U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change.  Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting).  If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars.  If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year).  Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period.  If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service.  If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income.  This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you.  Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note.  (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date.  If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase.  The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below.  If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note.  If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired.  If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss.  The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition.  Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income.  The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note.  This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons).  The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest.  The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations.  You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note.  The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period.  Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period.  If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)                                    multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)                                 subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods.  All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal.  The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price.  In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note.  (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above.  If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period).  Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars.  Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above.  However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.  On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate.  If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments.  We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement.  Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above.  If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount.  Thus, all short-term notes will be original issue discount notes.  Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note.  You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction.  Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply).  A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis.  Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price.  Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding.  If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note.  If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire.  In addition, you may not revoke the election without the consent of the Internal Revenue Service.  If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period.  Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above.  In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency.  Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period.  Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note.  If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note.  Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands.  In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period.  In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note.  In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method.  You must accrue market discount on a foreign currency note in the specified currency.  The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income.  If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply.  If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies.  The election may not be revoked without the consent of the Internal Revenue Service.  Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”).  These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made.  We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons.  If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent.  You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes.  If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders.  The terms and conditions contained in the agency agreement, dated December 15, 2008 (the “Agency Agreement”), and any terms agreement entered into thereunder will govern these selling efforts.  The agents who have entered into this agreement with us are listed on page S-2.

We will pay the agents a commission that will be negotiated at the time of sale.  Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount (but may be outside that range, and will, in any event, be specified in the applicable pricing supplement).

In addition to the agents listed on page S-2, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement.  The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part.  The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts.  These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices.  The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions.  Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity.  These notes may be sold to other dealers.  The agents and dealers may allow concessions, which will be described in the pricing supplement.  Such concessions may not be in excess of those concessions received by such agent from us.  After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued.  The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice.  We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold.  The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under the program at a level higher than that which might otherwise prevail for a limited period after the issue date.  In particular, the stabilizing manager or any person acting for it may:

•                  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

•                  bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•                  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels.  The stabilizing manager or any person acting on its behalf are not required to engage in these activities, and, if they do, they may discontinue them at any time and they must be brought to an end after a limited period.  Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes.  The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including certain liabilities under the U.S. Securities Act of 1933 (the Securities Act).  The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each of which we refer to as a Relevant Member State), each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final terms in relation thereto to the public in that Relevant Member State (which we refer to in this section as the “Securities”) except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Relevant Member State:

(a)           if the final terms in relation to the Securities specify that an offer of those Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable;

(b)           at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)           at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)           at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agents nominated by SEK for any such offer; or

(e)           at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities referred to in (b) to (e) above shall require SEK or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that:

(a)                                  in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

(b)                                 it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)                                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Italy

Each agent has confirmed and agreed that no prospectus has been nor will be published in Italy in connection with the offering of the notes pursuant to the Prospectus Directive (Directive 2003/71/EC) and Italian securities legislation and, accordingly, each agent has agreed that no notes have been offered, sold or delivered nor will be offered, sold or delivered, nor any document relating to the notes has been nor will be distributed in Italy, except:

(a)                                 to qualified investors (investitori qualificati), as defined  in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive; or

(b)                                in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 33, first paragraph, of Regulation no. 11971 of 14 May 1999, as amended from time to time, of Commissione Nazionale delle Società e della Borsa (the Italian Securities Exchange Commission, the “CONSOB”).

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the final implementation of the Prospectus Directive in Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in Italy.

Any offer, sale or delivery of the notes or distribution of any document relating to the notes in Italy under (a) or (b) above must be:

(i)                                    made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”);

(ii)                                 in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(iii)                              in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Article 100-bis of the Financial Services Act affects the transferability of the notes in Italy to the extent that any placing of the notes is made solely with qualified investors and such notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if has not been published a prospectus compliant with the Prospectus Directive, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the Notes were purchased, unless an exemption provided for under the Financial Services Act applies.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, this document and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

Each agent has confirmed and agreed that no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus or any other offering material relating to the notes have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in Articles L.411-2, D.411-1, D.411-2, D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the Code monétaire et financier.The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Kingdom of Sweden

Each agent has confirmed and agreed and each further agent appointed hereafter will be required to represent and agree that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell any notes or distribute any draft or definitive document in relation to any such offer, invitation or sale in Sweden except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Swedish Financial Instruments Trading Act (Sw. Lag (1991:980) om handel med finansiella instrument).

ANNEX A

[FORM OF PRICING SUPPLEMENT] [This form may be modified as necessary for each issuance of notes.]

PRICING SUPPLEMENT No. [          ]

(To Prospectus dated December 15, 2008 and
Prospectus Supplement dated December 15, 2008)

[Principal Amount]	[Face Amount]

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

[TITLE OF ISSUE]

[MATURITY DATE]

[Issue Price: [   ]]

Medium-Term Notes, Series E
Due Nine Months or More from Date of Issue

The notes are issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation).  The notes will mature on [MATURITY DATE].  [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[ ]	%	[ ]	%	[ ]	%
Total	[ ]		[ ]		[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Offering Price Per Unit		Aggregate Offering Price		Amount of Registration Fee
Debt securities	U.S.$	[ ]	[ ]	%	U.S.$	[ ]	U.S.$	[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated December 15, 2008 relating to an unlimited aggregate principal amount of our medium-term notes, series E, due nine months or more from date of issue and

•                  the accompanying prospectus dated December 15, 2008 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus.  All three documents contain information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information.  We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

•                  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel:  +46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture, the second supplemental indenture and the third supplemental indenture.  The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision.  We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent(s).

Aggregate Principal Amount:	[ ]

Issue Price:	[ ]%

Original Issue Date:	[ ]

Maturity Date:	[ ]

Specified Currency:	[ ]

Authorized Denominations:	[ ]

Form:	[ ]

Interest Rate:	[Floating/[ ]% per annum/Other]

Interest Payment Dates:	[ ]

Regular Record Dates:	[ ]

Floating Rate Notes:

Base Rate:	— LIBOR

— Commercial Paper Rate

— Treasury Rate

— CD Rate

— Federal Funds Rate

— Other

Index Maturity:	[ ]

Initial Interest Rate:	[ ]

Spread (+/-) or Spread Multiplier:	[ ]

Interest Reset Dates:	[ ]

Interest Determination Dates:	[ ]

Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]

Minimum Interest Rate:	[ ]

Optional Redemption:	☐ Yes ☐ No

[Initial Redemption Date:]	[ ]

Optional Repayment:	☐ Yes ☐ No

Indexed Note:	☐ Yes ☐ No

Foreign Currency Note:	☐ Yes ☐ No

Purchasers:	[ ]

Purchase Price:	[ ]%

[Net Proceeds, after Commissions, to us:]	[ ]

Closing Date:	[ ]

Method of Payment:	[ ]

Listing, if any:	[ ]

Securities Codes:	[ ]

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	[ ]

[Luxembourg Paying Agent:]	[ ]

Calculation Agent:	[ ]

Exchange Rate Agent:	[ ]

Transfer Agent:	[ ]

Further Issues:

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon.  Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Payment of Principal and Interest:	[ ]

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden.  Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Further Information:	[ ]

[OTHER]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)
(Incorporated in Sweden with limited liability)

Debt Securities
Index Warrants

We, Aktiebolaget Svensk Exportkredit (publ), also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities and index warrants in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus.  We may sell debt securities and index warrants having an unlimited aggregate initial offering price or aggregate principal amount in the United States.  The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness.  The debt securities and the index warrants will not be obligations of the Kingdom of Sweden.

We may sell the debt securities and index warrants directly, through agents designated from time to time or through underwriters.  The names of any agents or underwriters will be provided in the applicable prospectus supplement(s).

You should read this prospectus and any supplements carefully.  You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in either of them is accurate as of any date other than the date on the front of such documents.

The debt securities and index warrants will be obligations of SEK.  No other company or entity will be responsible for payments under the debt securities or index warrants.  The debt securities and index warrants will not be guaranteed by any other company or entity.  No other entity or company will be liable to holders of the debt securities and index warrants in the event SEK defaults thereunder.  The debt securities and index warrants will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof, and will be subject, entirely and exclusively, to the credit risk of SEK itself.  The value of debt securities and index warrants may be adversely affected by changes in SEK’s credit ratings or credit spreads applicable to SEK’s debt.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2008

2

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities and index warrants we may offer.  Each time we sell debt securities and index warrants, we will provide one or more prospectus supplements (which may include pricing supplements) that will contain specific information about the terms of that offering.  Such prospectus supplements (including pricing supplements) may also add, update or change information contained in this prospectus.  If the information in this prospectus differs from any prospectus supplement (including any pricing supplement), you should rely on the information in the prospectus supplement.  You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2007, which we filed with the SEC on April 1, 2008 under the Securities Exchange Act of 1934, except for the report of KPMG AB appearing on page F-1 thereof;

•                  Amendment No. 1 to our annual report on Form 20-F for the fiscal year ended December 31, 2007, which we filed with the SEC on December 12, 2008; and

•                  our reports on Form 6-K, furnished to the SEC on January 22, February 19, April 9, May 14, July 7, August 15, October 23 and October 31, 2008 under the Securities Exchange Act of 1934 (except for the Auditor Review Reports contained on pages 21 and 22 of our report on Form 6-K furnished to the SEC on May 14, 2008, pages 24 and 25 of our report on Form 6-K furnished to the SEC on August 15, 2008 and page 29 of our report on Form 6-K furnished to the SEC on October 31, 2008, which Auditor Review Reports shall not be so incorporated by reference).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus (or any part of any such report that is indicated on the cover or inside cover page thereof to be incorporated by reference in this prospectus); and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: +46-8-613-8300

3

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

•                  this prospectus;

•                  any prospectus supplement;

•                  any pricing supplement to a prospectus supplement; and

•                  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

Certain of the statements contained in these documents may be statements of future expectations and other forward-looking statements that are based on our management’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements.  In addition to statements, which are forward-looking by reason of context, the words “may,” “will,” “should,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” or “continue” and similar expressions identify forward-looking statements.  Actual results, performance or events may differ materially from those expressed in such statements due to, without limitation:

•                  general economic conditions, including in particular economic conditions and markets,

•                  the performance of financial and commodities markets, as well as of individual securities and commodities and related indices,

•                  interest rates,

•                  currency exchange rates,

•                  changing levels of competition,

•                  changes in laws and regulations,

•                  changes in the policies of central banks and/or governments, and

•                  general competitive factors,

in each case on a local, regional, national and/or global basis.  We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public limited liability company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States.  A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States.  As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”).  We have been advised by our Swedish counsel, Advokatfirman Vinge KB, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts.  We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer.

4

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK.  This summary also provides you with a brief summary of the material terms of the debt securities and index warrants we may offer, to the extent we know these material terms on the date of this prospectus.  For a more complete understanding of the terms of the offered debt securities and index warrants, and before making your investment decision, you should carefully read:

•                  this remainder of this prospectus, which explains the general terms of the debt securities and index warrants we may offer pursuant to this prospectus;

•                  any prospectus supplement, which (1) explains the specific terms of the debt securities and index warrants being offered and (2) updates and changes information in this prospectus; and

•                  the documents referred to below under “Where You Can Find More Information.”

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation, are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our objective is to engage in financing activities that are directly related to Swedish exports of goods and services or otherwise promote Swedish commerce and industry, especially the export sector, by providing competitive long-term credit.  We extend credit on commercial terms at prevailing market rates, which we call the M-system, and on state-supported terms, which we call the S-system.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under Swedish generally accepted accounting principles (“Swedish GAAP”) (in the case of 2005 figures) and International Financial Reporting Standards as issued by the International Accounting Standard Board (“IFRS”) (in the case of 2006 and 2007 figures):

	As of or for the Year Ended December 31,
	2007(1)	2006(1)	2005(2)
	(in millions of Skr)
Total assets	297,259.2	245,215.1	207,493.2
Total shareholders’ funds	4,496.5	4,250.7	3,738.7
Net income(3)	353.0	355.5	346.9

(1)   Presented in accordance with IFRS.

(2)   Presented in accordance with Swedish GAAP.

(3)   Exclusive of the S-system.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden.  Our telephone number is (+46) 8-613-8300.

Recent Developments

On November 10, 2008, the Swedish government proposed to the Swedish parliament that the Swedish parliament authorize the Swedish government to provide up to Skr 3 billion in new equity funding to SEK and, in connection therewith, to transfer to SEK the Swedish state’s 100% equity interest in the consolidated group having the parent company Venantius AB (such group, “Venantius”).  Such proposal was approved by the Swedish parliament on November 19, 2008. The Swedish government then decided, on November 20, 2008 to provide to SEK Skr 3 billion in new equity financing and to transfer to SEK 100% of its shares in Venantius.

The Skr 3 billion in new equity is expected to be paid by the state to SEK before the end of 2008.  The entire share capital of Venantius is also expected to be transferred by the state to SEK before the end of 2008.

Venantius was established by the Swedish state, based on a parliamentary decision in 1995, as a credit market company, and was created in order to manage certain housing loans entailing a particularly high risk of credit losses. In 1996 and 1997, this mandate was broadened, based on parliamentary decisions, to also encompass certain real-estate-related credits to municipally-owned housing companies, and assets related to the Swedish state’s efforts to strengthen the Swedish banking system in the early 1990s, respectively. The objective of Venantius has been to responsibly manage the above-mentioned assets. Since 2007, Venantius has been financed only by its own equity, i.e., Venantius has had no external borrowing. Consequently, in 2007 Venantius was reclassified from a credit market company to a financial institution, registered with the Swedish Financial Supervisory Authority, though not supervised by it.

5

According to Venantius’ 2007 annual report, prepared in accordance with Swedish GAAP, which contains the most recent financial information publicly disclosed by Venantius, as of December 31, 2007, Venantius had total consolidated equity of Skr 2,783.1 million and total consolidated provisions and liabilities of Skr 96.4 million, in each case under Swedish GAAP.  Assets classified as loans amounted to Skr 1,328.5 million under Swedish GAAP.  According to the proposal for the distribution of profits included in the same report, an amount of Skr 300 million was proposed to be paid as a dividend to the (government) shareholder. According to the CEO certification attached to such report, the shareholder approved this dividend. The actual impact of the Venantius transaction on SEK’s capitalization and financial condition can only be assessed after the transaction has closed. SEK cannot provide any assurance that the equity funding provided by the Swedish state will in fact be provided or that Venantius’ liabilities will not be larger (or the amount of its shareholders’ funds smaller) than those reflected in Venantius’ 2007 annual report.

In connection with the foregoing, SEK expects to hold an extraordinary shareholders’ meeting on December 17, 2008 to obtain shareholder approval for a Skr 3 billion capital increase.

Further, on December 4, 2008, the Swedish government proposed to the Swedish parliament that it authorize the Swedish government to provide to SEK a liquidity facility amounting to not more than Skr 100 billion, and to provide to SEK the possibility to purchase state guarantees for its borrowings. In both cases, SEK would pay a commercial fee.

This proposal reflects the importance to the Swedish economy of the Swedish export sector. The success of Swedish export industries is very dependent on access to long-term financing.  Under normal circumstances, international banks play an important role in this financing, together with SEK.  The present uncertainty and distress in the global economy and, particularly, disruptions in the financial and credit markets, have highlighted the need for immediate and reliable access to funding for Swedish exporters. SEK’s role and mission is to secure access to such financing.

The purpose of the proposed liquidity facility would be to increase SEK’s capacity to immediately and continually provide financing for new export credits without contravening SEK’s funding and liquidity policies.  The purpose of the proposed state guarantees would be to make it possible for SEK to provide, in cases when deemed necessary by SEK, explicit state guarantees for particular borrowings.  Such guarantees might be necessary due to changing behavior in the international capital markets, whereby many bond issuers, especially banks, are now expected to be supported by different state guarantee schemes.

Further and as a separate matter, the Swedish Financial Supervisory Authority determined on December 11, 2008 to amend the capital adequacy regulations for Swedish financial institutions with immediate effect. The amendment allows financial institutions to take into account 30 percent (compared with the previous 15 percent) of certain hybrid securities in Tier-1 capital. The amendment is in line with what is already possible in other countries within the European Union.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006 and a third supplemental indenture dated October 23, 2008 (together with the first supplemental indenture and the second supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder.  The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money.  The debt securities will not be obligations of Kingdom of Sweden.

The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

•                  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

•                  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series.  The indenture permits us to issue debt securities in book-entry and certificated form.

•                  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

•                  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default.  If any such transaction occurs, the other company would be required to assume our obligations under the debt securities and the indenture.  We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

•                  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

•                  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities.  However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

•                  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

6

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

•                  default for 30 days in the payment of any interest on any debt security of such series when due;

•                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

•                  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

•                  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

•                  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

•                  certain events of bankruptcy, insolvency or reorganization.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default.  However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

The Index Warrants We May Offer

We may issue index warrants independently or together with debt securities (including as debt security and index warrant units).  We will issue any series of index warrants under a warrant agreement between SEK, as the issuer, and a bank or trust company, as the warrant agent.  You are encouraged to read the standard form of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from SEK an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that we will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

We will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates.  Also, we will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market’s National Market, the American Stock Exchange or the Chicago Board Options Exchange.

The warrant agreement for any series of index warrants will provide that holders of a majority of the total amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants (following the proposal of such a change by SEK).  However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times may not be made unless every holder affected consents to the change.

Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants.  The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

We may also issue debt security and index warrant units consisting of debt securities and index warrants.  The applicable prospectus supplement will describe the terms of any debt security and index warrant units.

Ratios of Earnings to Fixed Charges

The following table shows the ratios of our earnings to fixed charges (exclusive of the S-system), as computed under Swedish GAAP (in the case of the 2005, 2004 and 2003 figures) and IFRS (in the case of the 2006 and 2007 figures):

Ratio of Earnings to Fixed Charges(1) for the Year ended December 31,
2007(2)	2006(2)	2005(3)	2004(3)	2003(3)

1.05	1.07	1.10	1.14	1.16

(1)

For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, exclusive of the S-system.

(2)	Presented in accordance with IFRS.
(3)	Presented in accordance with Swedish GAAP.

The ratio of earnings to fixed charges, computed in accordance with IFRS, for the nine months ended September 30, 2008 was 1.07.  In 2005, 2004 and 2003, the ratio of earnings computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) differed from the Swedish GAAP figure presented above.  The U.S. GAAP figures were 0.59, 1.34 and 1.22 in 2005, 2004 and 2003, respectively.  In 2005, under U.S. GAAP, Earnings are inadequate to cover fixed charges by Skr 2,120.1 million.

7

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as of September 30, 2008, and as adjusted as of October 31, 2008 to reflect securities issued during the month of October.  This table should be read in conjunction with the financial statements referred to elsewhere in this document.

	As of September 30, 2008	Adjusted as of October 31, 2008(1)(2)
	(Skr millions)	(Skr millions)
Senior debt:
Long-term	192,671.3	198,460.1
Short-term	88,935.5	114,841.5
Total senior debt(3)(4)	281,606.8	313,301.6
Subordinated debt:
Long-term	3,312.3	3,312.3
Short-term	—	—
Total subordinated debt(3)(4)	3,312.3	3,312.3
Equity:
Non-distributable capital:
Share capital(5) (990,000 shares issued and paid-up, par value Skr 1,000 made up of 640,000 Class A shares and 350,000 Class B shares)	990.0	990.0
Fair value reserves	(208.2)	(208.2)
Total non-distributable capital	781.8	781.8
Distributable capital:
Retained earnings	3,675.0	3,675.0
Net profit for the period	392.0	392.0
Total distributable capital	4,067.0	4,067.0
Total equity	4,848.8	4,848.8
Total capitalization (sum of senior debt, subordinated debt and equity)	289,767.9	321,462.7

(1)

Between October 1 and October 31, 2008, SEK issued new short-term senior securities in an aggregate principal amount of Skr 25,906.0 million and new long-term senior securities in an aggregate principal amount of Skr 5,788.8 million. No subordinated securities were issued and no other financial debt was incurred between October 1 and October 31, 2008. The table has not been adjusted to reflect the retirement or amortization of any debt between September 30, 2008 and October 31, 2008. Nor has equity been adjusted to show changes between September 30, 2008 and October 31, 2008.

(2)

On November 10, 2008, the Swedish government proposed to the Swedish parliament that the Swedish parliament authorize the Swedish government to provide up to Skr 3 billion in new equity funding to SEK and, in connection therewith, to transfer to SEK the Swedish state’s 100% equity interest in the consolidated group having the parent company Venantius AB (such group, “Venantius”). Such proposal was approved by the Swedish parliament on November 19, 2008. The Swedish government then decided, on November 20, 2008 to provide to SEK Skr 3 billion in new equity financing and to transfer to SEK 100% of its shares in Venantius. The Skr 3 billion in new equity is expected to be paid by the state to SEK before the end of 2008. The entire share capital of Venantius is also expected to be transferred by the state to SEK before the end of 2008. Venantius was established by the Swedish state, based on a parliamentary decision in 1995, as a credit market company, and was created in order to manage certain housing loans entailing a particularly high risk of credit losses. In 1996 and 1997, this mandate was broadened, based on parliamentary decisions, to also encompass certain real-estate-related credits to municipally-owned housing companies, and assets related to the Swedish state’s efforts to strengthen the Swedish banking system in the early 1990s, respectively. The objective of Venantius has been to responsibly manage the above-mentioned assets. Since 2007, Venantius has been financed only by its own equity, i.e., Venantius has had no external borrowing. Consequently, in 2007 Venantius was reclassified from a credit market company to a financial institution, registered with the Swedish Financial Supervisory Authority, though not supervised by it. According to Venantius’ 2007 annual report, prepared in accordance with Swedish GAAP,  which contains the most recent financial information publicly disclosed by Venantius, as of December 31, 2007, Venantius had total consolidated equity of Skr 2,783.1 million and total consolidated provisions and liabilities of Skr 96.4 million, in each case under Swedish GAAP. Assets classified as loans amounted to Skr 1,328.5 million under Swedish GAAP. According to the proposal for the distribution of profits included in the same report, an amount of Skr 300 million was proposed to be paid as a dividend to the (government) shareholder. According to the CEO certification attached to such report, the shareholder approved this dividend. The actual impact of the Venantius transaction on SEK’s capitalization and financial condition can only be assessed after the transaction has closed. SEK cannot provide any assurance that the equity funding provided by the Swedish state will in fact be provided or that Venantius’ liabilities will not be larger (or the amount of its shareholders’ funds smaller) than those reflected in Venantius’ 2007 annual report. In connection with the foregoing, SEK expects to hold an extraordinary shareholders’ meeting on December 17, 2008 to obtain shareholder approval for a Skr 3 billion capital increase.

(3)	At September 30, 2008, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2008.

(4)	Unguaranteed and unsecured.

(5)	In accordance with our Articles of Association, SEK’s share capital shall be neither less than Skr 700 million nor more than Skr 2,800 million.

Except for such matters as are disclosed or referred to in the footnotes to the table above, there has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2008.

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DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004 a second supplemental indenture dated as of January 30, 2006 and a third supplemental indenture dated as of October 23, 2008 (together with the first supplemental indenture and the second supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder.  We have filed the indenture and each of the supplemental indentures as exhibits to, or incorporated them by reference in, the registration statement.  The statements under this caption include brief summaries of the material provisions of the indenture as supplemented do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures including the definitions in those documents of certain terms.  Numerical references in parentheses below are to sections of the indenture.  Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate amount or initial public offering price or purchase price.  The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series.  We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue additional debt securities of such series. (Section 301)

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money.  (Section 1011) We refer you to the prospectus supplement relating to any particular series of debt securities for the terms of such debt securities, including, where applicable:

(i)                                  the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)                              the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)                          the date or dates on which such debt securities will mature;

(iv)                            the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)                                the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)                            the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)                        our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)                    the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)                            whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(x)                                whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xi)                            whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xii)                        any additional restrictive covenants or events of default provided with respect to such debt securities; and any other terms of such debt securities.  (Section 301)

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We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “—Global Securities.”

If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof.  (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal-indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula.  (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof.  We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities.  (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request, confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement).  Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture.  The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request.  We have appointed the trustee as the initial security registrar.  (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

•                  during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

•                  to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part.  (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.  We may issue global securities in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor.  (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series.  We anticipate that provisions similar to the following will apply to such depository arrangements:

•                  Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

•                  The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly.  Only participants or persons that hold interests through participants will own beneficial interests in a global security.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities.  These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

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•                  So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture.  (Section 305)

•                  Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

•                  None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  (Section 308)

•                  We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository.  We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants.  Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions.  We will describe any such restrictions in the applicable prospectus supplement.

•                  If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities.  In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities.  In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal-indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name.  If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence.  Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$1,000 and integral multiples thereof.  (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York.  Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid.  Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement.  (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities.  Any other paying agent we initially appoint for the debt securities of a series will be named in the applicable prospectus supplement.  We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities.  (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.  (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business or, when used with respect to any Place of Payment with respect to any Debt Securities denominated in Euro, means any date on which the Trans-European Automated Gross Settlement Express Transfer System (TARGET) is operating credit or transfer instructions in respect of payments in Euro.  (Section 101)

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All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof.  (Section 1003)

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein.  Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

•                  such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

•                  no such additional amount will be paid:

•                  with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

•                  where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive.  (Section 1007)

Negative Pledge

So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary’s present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor.  (Section 1010)

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)                       in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)                    immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)                 certain other conditions are met.  (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

•                  change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal-indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the currency in which a debt security is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•                  reduce the aforesaid percentage of principal amount (or, in the case of any principal-indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification.  (Section 902)

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Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

(i)                       default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)                    default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)                 default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)                default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)                   default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

(vi)                certain events of bankruptcy, insolvency or reorganization.  (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture.  (Section 1008)

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately.  (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the holders of all such debt securities, waive any past default or event of default, with certain exceptions, including for any default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series.  (Sections 502 and 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders.  (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee.  (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments.  (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.  However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action.  (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities.  (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity.  It is a condition to such deposit and termination that we deliver:

(i)                       an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)                    if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

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Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof.  (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date).  Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect.  (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden.  If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden.  (Section 112)

Consent To Service

Under the Indenture, we have irrevocably designated the Consulate General of Sweden in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures, the debt securities, the index warrants or any warrant agreement brought in any federal or State court in The City of New York.  Under the Indenture, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding.  (Section 115)

Other Relationships with the Trustee

We maintain banking relationships in the ordinary course of business with the trustee.

Note Regarding Foreign Currencies

Notwithstanding any other provision of the indenture, (i) other than with respect to bearer securities, holders requesting or receiving payments in any currency other than U.S. dollars for any reason must provide wire transfer instructions to the trustee for an account in the relevant currency not less than 15 calendar days prior to the first relevant date of payment, and (ii) we must consult with the trustee regarding the appropriateness of any exchange rate agent and/or paying agent for each series of debt securities denominated in, or subject to redenomination into, a currency other than U.S. dollars.

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DESCRIPTION OF INDEX WARRANTS

The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms to be disclosed in one or more prospectus supplements.  You should read the particular terms of the index warrants that are offered by SEK, which will be described in more detail in such supplements.  The prospectus supplements will also state whether any of the general provisions summarized below do not apply to any particular index warrants being offered.

Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities.  Each series of index warrants will be issued under a warrant agreement to be entered into between SEK, as the issuer, and a bank or trust company, as the warrant agent.  A single bank or trust company may act as warrant agent for more than one series of index warrants.  Each warrant agent will act solely as the agent of SEK under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of the index warrants.  A copy of the form of warrant agreement, including the form of global certificate that may represent the index warrants of any series, is filed as an exhibit to the registration statement of which this prospectus forms a part.  You should read the more detailed provisions of the form of warrant agreement and the index warrant certificate for provisions that may be important to you.

General

The form of warrant agreement does not limit the number of index warrants that may be issued.  SEK will have the right to “reopen” an existing series of index warrants by issuing additional index warrants of the series.

Each index warrant will entitle the warrant holder to receive cash or securities from SEK upon exercise.  The amount in cash or number of securities will be determined by referring to an index or formula calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

•                  specified securities or securities indices;

•                  specified foreign currencies or currency indices;

•                  intangibles;

•                  articles or goods;

•                  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•                  a combination thereof; or

•                  changes in such measure or differences between two or more such measures.

The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index, indices, intangibles, articles, goods or other measures or instruments to determine the amount payable or distributable on the index warrants.

If so specified in connection with a particular offering of index warrants, the index warrants will entitle the warrant holder to receive from SEK a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be deemed to be automatically exercised upon expiration.  Upon an automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on an exercise of the index warrants.

You should read the prospectus supplement applicable to any series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled.  The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.

Unless otherwise specified in connection with a particular offering of index warrants, we will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

The applicable prospectus supplement relating to any series of index warrants will describe the following:

•                  the aggregate number of index warrants;

•                  the offering price of the index warrants;

•                  the measure or measures by which payment or distribution on the index warrants will be determined;

•                  certain information regarding the underlying securities, foreign currencies, indices, intangibles, articles or good or other measure or instrument;

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•                  the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation, as well as the means of delivery of such cash or securities to warrant holders;

•                  the date on which the index warrants may first be exercised and the date on which they expire;

•                  any minimum number of index warrants exercisable at any one time;

•                  any maximum number of index warrants that may, at SEK’s election, be exercised by all warrant holders or by any person or entity on any day;

•                  any provisions permitting a warrant holder to condition an exercise of index warrants;

•                  the method by which the index warrants may be exercised;

•                  the formula for determining the cash settlement value of each index warrant;

•                  the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

•                  the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

•                  the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

•                  the time or times at which amounts will be payable or distributable in respect of the index warrants following exercise or automatic exercise;

•                  any national securities exchange on which, or self-regulatory organization with which, the index warrants will be listed;

•                  any provisions for issuing the index warrants in certificated form;

•                  if the index warrants are not issued in book-entry form, the place or places at, and the procedures by which, payments or distributions on the index warrants will be made; and

•                  any other terms of such index warrants.

Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants.  The prospectus supplement relating to each series of index warrants will describe these tax considerations.  The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers.  You are urged to consult your tax advisors before purchasing any index warrants.

Listing

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement.  It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of those index warrants.

Modification

Each applicable warrant agreement and the terms of the related index warrants may be amended by SEK and the warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

•                  curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

•                  maintaining the listing of the index warrants on any national securities exchange or with any other self-regulatory organization;

•                  registering the index warrants under the U.S. Securities Exchange Act of 1934;

•                  permitting the issuance of individual index warrant certificates to warrant holders;

•                  reflecting the issuance by us of additional index warrants of the same series or reflecting the appointment of a successor agent or depositary; or

•                  for any other purpose which we may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

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We and the warrant agent also may modify or amend the warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose.  However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

•                  changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

•                  shortens the period of time during which the index warrants may be exercised;

•                  otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

•                  reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the warrant agreement or the terms of the related index warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving SEK or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of SEK, then the assuming corporation will succeed to the obligations of SEK, under each warrant agreement and the related index warrants.  SEK will then be relieved of any further obligation under the warrant agreements and index warrants and may then be dissolved, wound up or liquidated.

Enforceability of Rights by Warrant Holders

Any warrant holder may, without the consent of the warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf its right to exercise, and to receive payment for, its index warrants.

Governing Law

The index warrants and each warrant agreement will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the warrants and the warrant agreements shall be governed by the law of Sweden.  If the warrants are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden.

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SWEDISH TAXATION

Except where otherwise stated, the following summary outlines certain Swedish tax consequences relating to the debt securities for prospective purchasers that are not considered to be Swedish residents for Swedish tax purposes.  This summary is based on the laws of the Kingdom of Sweden as in effect on the date of this document.  These laws are subject to change, possibly on retroactive basis.  Prospective purchasers are urged to consult their professional tax advisors regarding the Swedish and other tax consequences (including the applicability and effect of double taxation treaties) of acquiring, owning and disposing of debt securities in their particular circumstances.

Payments of any principal or interest to the holder of a debt security should not be subject to Swedish income tax, provided that such holder is not resident in Sweden for Swedish tax purposes and provided further that such holder does not have a permanent establishment or fixed base in Sweden to which the notes are effectively connected.

Private individuals who are not resident in Sweden for tax purposes may, however, be liable to capital gains taxation in Sweden upon disposal or redemption of certain financial instruments that are deemed equity-related, depending on the classification of the particular financial instrument for Swedish income tax purposes, if they have been resident in the Sweden or have stayed permanently in Sweden at any time during the calendar year of disposal or redemption or the ten calendar years preceding the year of disposal or redemption.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal or interest to the holder, except on certain payments of interest to private individuals (or estates of deceased individuals) with residence in Sweden for tax purposes.

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for tax purposes, all capital income (e.g., interest and capital gains on a note) will be taxable.  Specific tax consequences, however, may be applicable to certain categories of corporations, such as investment companies and life insurance companies.

Information concerning the Swedish tax consequences of holding or disposing of index warrants will be provided in the applicable prospectus supplements.

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PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities or index warrants in the applicable prospectus supplement, including the following:

•                  the name or names of any underwriters or agents;

•                  the purchase price of the debt securities or index warrants;

•                  the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price of the debt securities or index warrants;

•                  any concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such debt securities or index warrants may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities or index warrants may be considered to be underwriters under the Securities Act.  Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act.  We have agreed to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act.  The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities or index warrants in any of three ways:

•                  through underwriters or dealers;

•                  directly to one or more purchasers; or

•                  through agents.

If we use underwriters in a sale, they will acquire the debt securities or index warrants for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  We may offer the debt securities or index warrants to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters.  The obligations of the underwriters to purchase a particular offering of debt securities or index warrants may be subject to conditions.  The underwriters will also be obligated to purchase all the debt securities or index warrants of an issue if any are purchased.  Any initial public offering price or any concessions allowed or re-allowed or paid to dealers may be changed.  Please see “—Expenses” below for a description of our expected expenses in the offering of debt securities and warrants.

We may also sell the debt securities or index warrants directly or through agents.  Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement.  Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities or index warrants at the public offering price set forth in the applicable prospectus supplement (a pricing supplement) using delayed delivery contracts.  These contracts provide for payment and delivery on one or more specified dates in the future.  The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.  Agents and underwriters may also be counterparties to swaps, which we enter into to hedge our obligations under the debt securities and index warrants.  There may be certain conflicts of interest between agents and underwriters that act as swap counterparties and investors in the debt securities and index warrants.

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EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities and index warrants we may offer, or in the indenture or any applicable warrant agreement, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities or upon any index warrants.  Under Swedish law and our articles of association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities and index warrants offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities and index warrants:

•                  For us:  Advokatfirman Vinge KB; and

•                  For the underwriters and agents, if any:  Cleary Gottlieb Steen & Hamilton LLP.

As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge KB.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time, including in connection with the establishment of this debt securities and index warrants program.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is the Consulate General of Sweden, One Dag Hammarskjöld Plaza, 885 Second Avenue, 45th Floor, New York, New York.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $5,000,000,000 of debt securities.  The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities or index warrants that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$	200,000
Accounting fees and expenses	100,000
Printing and engraving expenses	50,000
Miscellaneous	200,000
Total	U.S.$	550,000

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities or index warrants made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate.  We will offset against these fees an aggregate amount of U.S.$16,664.49 representing registration fees placed on account in respect of our previous Registration Statement on Form F-3 (No. 333-131369).  We expect that the agents or underwriters through which our debt securities and index warrants are offered and sold will reimburse us for the registration fees we pay.  As a result, we have not included such fees in the above table.

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EXPERTS

The financial statements of Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) as of December 31, 2007 and 2006 and for each of the years in the two-year period ended December 31, 2007 have been incorporated by reference herein in reliance upon the report dated March 27, 2008 (except for with respect to Note 30 of the financial statements, in respect of which the report is as of December 12, 2008) of KPMG AB, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a shelf registration process.  This prospectus does not contain all of the information provided in the registration statement.  For further information, you should refer to the registration statement.

We file reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago.  Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

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Subject to Completion, April 12, 2010

AKTIEBOLAGET SVENSK EXPORTKREDIT (Publ)
(Swedish Export Credit Corporation)

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